As Filed with the Securities and Exchange Commission on August 10, 2006

Registration No. 333-125325

Registration No. 333-125325-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERSHARES DB COMMODITY INDEX TRACKING FUND

DB COMMODITY INDEX TRACKING MASTER FUND

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	32-6042243 (Registrant) 30-0317551 (Co-Registrant)
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883		Kevin Rich c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price†	Amount of Registration Fee‡
Common Units of Beneficial Interest	$2,000,000,000	$235,400

†	The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $25 per Share.
‡	The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above. 20,000,000 Shares were registered and the registration fee of $58,850 in respect thereof was paid on May 27, 2005. 60,000,000 Shares were registered and the registration fee of $176,550 in respect thereof was paid on October 26, 2005.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 10, 2006

POWERSHARES DB COMMODITY INDEX TRACKING FUND

$2,000,000,000 Common Units of Beneficial Interest

PowerShares DB Commodity Index Tracking Fund, or the Fund, is organized as a Delaware statutory trust. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 200,000 Shares, called a Basket. The Fund issues Shares in Baskets to Authorized Participants, continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange, or Amex, or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may sell the Shares comprising the Baskets they purchase from the Fund to other investors at prices that are expected to reflect, among other factors, the trading price of the Shares on the Amex and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the Amex at the time of sale.

The Shares trade on the Amex under the symbol “DBC.”

The Fund invests the proceeds of its offering of Shares in DB Commodity Index Tracking Master Fund, or the Master Fund. The Master Fund is organized as a Delaware statutory trust.

DB Commodity Services LLC serves as the Managing Owner, commodity pool operator and commodity trading advisor of each of the Fund and the Master Fund. The Master Fund actively trades exchange-traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index – Optimum Yield Excess Return™, or the Index, with a view to tracking the performance of the Index over time. In addition, the performance of the Fund is intended to reflect the excess, if any, of the Master Fund’s income from its holdings of United States Treasury and other high credit quality short-term fixed income securities. The Master Fund’s portfolio also includes United States Treasury securities for deposit with commodities brokers as margin and other high credit quality short-term fixed income securities.

The Index is intended to reflect the performance of certain commodities. The Index Commodities, are Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historic levels of the world’s production and stocks of the Index Commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

Except when aggregated in Baskets, the Shares are not redeemable securities.

These are speculative securities. Before you decide whether to invest in the Fund, read this entire Prospectus carefully.

Patent applications regarding the creation and operation of the Fund and the Index are pending at the United States Patent and Trademark Office.

The Shares are speculative securities and their purchase involves a high degree of risk. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO “ THE RISKS YOU FACE” BEGINNING ON PAGE 18 OF THIS PROSPECTUS.

•       Futures trading is volatile and even a small movement in market prices could cause large losses.

•       The success of the Master Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.

•       You could lose all or substantially all of your investment.

•       Investors pay fees in connection with their investment in Shares including asset-based fees of 0.75% per annum. Additional charges include brokerage fees of approximately 0.08% per annum in the aggregate. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.

Minimum Investment: 200,000 Shares

Authorized Participants may offer to the public, from time to time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the Amex, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which the Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Neither PowerShares DB Commodity Index Tracking Fund nor DB Commodity Index Tracking Master Fund is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

[                    ] [    ], 2006 (Not for use after [                    ] [    ], 2007)

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 45 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 18 THROUGH 26.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND AND THE MASTER FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND AND THE MASTER FUND FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUND AND THE MASTER FUND ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS

i

PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MASTER FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

THE BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1625 BROADWAY, SUITE 2200, DENVER, COLORADO 80202; TELEPHONE NUMBER (303) 623-2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-4850. ALL OTHER BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE MASTER FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O DB COMMODITY SERVICES LLC, 60 WALL STREET, NEW YORK, NEW YORK 10005; TELEPHONE NUMBER (212) 250-5883. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE FUND’S WEBSITE AT WWW.DBFUNDS.DB.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE FUND’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER POWERSHARES DB COMMODITY INDEX TRACKING FUND NOR DB COMMODITY INDEX TRACKING MASTER FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

POWERSHARES DB COMMODITY INDEX TRACKING FUND

Table of Contents

Prospectus Section	Page
PART ONE DISCLOSURE DOCUMENT

SUMMARY	1

The Fund; The Master Fund	1
Shares Listed on the Amex	1
Purchases and Sales in the Secondary Market, on the Amex	1
Pricing Information Available on the Amex and Other Sources	2
CUSIP	2
The Master-Feeder Structure	2
Risk Factors	2
The Trustee	3
Investment Objective	3
Shares Should Track Closely the Value of the Index	6
The Managing Owner	6
The Commodity Broker	7
The Administrator	7
The Distributor	8
Limitation of Liabilities	9
Creation and Redemption of Shares	9
Authorized Participants	9
Net Asset Value	9
Clearance and Settlement	10
Segregated Accounts/Interest Income	10
Fees and Expenses	11
Breakeven Amounts	13
Distributions	13
Fiscal Year	13
Financial Information	13
U.S. Federal Income Tax Considerations	13
“Breakeven Table”	14
Reports to Shareholders	16
Cautionary Note Regarding Forward-Looking Statements	16
Patent Applications Pending	16

THE RISKS YOU FACE	18
(1) The Value of the Shares Relates Directly to the Value of the Commodity Futures and Other Assets Held by the Master Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.	18

Prospectus Section	Page
(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.	18
(3) Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Master Fund.	19
(4) The Fund May Not Always Be Able to Replicate Exactly the Performance of the Index.	19
(5) The Master Fund Is Not Actively Managed and Tracks the Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.	19
(6) Amex May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.	19
(7) The Lack of An Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.	20
(8) The Shares Are a New Securities Product and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.	20
(9) As the Managing Owner and its Principals have Only a Limited History of Operating an Investment Vehicle like the Fund or the Master Fund, their Experience may be Inadequate or Unsuitable to Manage the Fund or the Master Fund.	20
(10) You May Not Rely on Past Performance in Deciding Whether to Buy Shares.	20
(11) Fewer Representative Commodities May Result In Greater Index Volatility.	20
(12) Price Volatility May Possibly Cause the Total Loss of Your Investment.	20

Prospectus Section	Page
(13) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	21
(14) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.	21
(15) Possible Illiquid Markets May Exacerbate Losses.	21
(16) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.	21
(17) Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	22
(18) Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.	22
(19) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.	22
(20) Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.	22
(21) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.	22
(22) Shareholders Will Be Subject to Taxation on Their Share of the Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.	23
(23) Items of Income, Gain, Deduction, Loss and Credit with respect to Fund Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Master Fund in Allocating Master Fund Tax Items.	23

Prospectus Section	Page
(24) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.	23
(25) Failure or Lack of Segregation of Assets May Increase Losses.	23
(26) Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund.	24
(27) Lack of Independent Experts Representing Investors.	24
(28) Possibility of Termination of the Fund May Adversely Affect Your Portfolio.	24
(29) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.	24
(30) An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.	24
(31) Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.	25
(32) “Backwardation” or “Contango” in the Market Prices of the Index Commodities Will Affect the Value of Your Shares.	25
(33) The Value of the Shares Will be Adversely Affected if the Fund or the Master Fund is Required to Indemnify the Trustee or the Managing Owner.	25
(34) The Net Asset Value Calculation of the Master Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.	25
(35) Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholder will Increase a Shareholder’s Liability.	26

v

Prospectus Section	Page
DB Commodity Index Tracking Master Fund Statement of Cash Flows for the period from May 23, 2005 (inception) through December 31, 2005	94
DB Commodity Index Tracking Master Fund Notes to Financial Statements	95
DB Commodity Index Tracking Fund and Subsidiary Consolidated Statements of Financial Condition March 31, 2006 (unaudited) and December 31, 2005	99
DB Commodity Index Tracking Fund and Subsidiary Consolidated Condensed Schedule of Investments March 31, 2006 (unaudited)	100
DB Commodity Index Tracking Fund and Subsidiary Consolidated Statement of Operations, period from January 1, 2006 to March 31, 2006 (unaudited)	101
DB Commodity Index Tracking Fund and Subsidiary Consolidated Statement of Changes in Shareholders’ Equity, period from January 1, 2006 to March 31, 2006 (unaudited)	102
DB Commodity Index Tracking Fund and Subsidiary Consolidated Statement of Cash Flows, period from January 1, 2006 to March 31, 2006 (unaudited)	103
DB Commodity Index Tracking Fund and Subsidiary Notes to Consolidated Financial Statements (unaudited) March 31, 2006	104
Independent Auditor’s Report dated July 7, 2006	110
DB Commodity Services LLC Statement of Financial Condition December 31, 2005	111
DB Commodity Services LLC Statement of Changes in Member’s Capital for the period from May 23, 2005 (inception) through December 31, 2005	112
DB Commodity Services LLC Statement of Cash Flows for the period from May 23, 2005 (inception) through December 31, 2005	113

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in any Shares. This Prospectus is intended to be used beginning [    ] [    ], 2006

The Fund; The Master Fund

•	PowerShares DB Commodity Index Tracking Fund, or the Fund, was formed as a Delaware statutory trust on May 23, 2005. The Fund was originally named “DB Commodity Index Tracking Fund” and changed its name to “PowerShares DB Commodity Index Tracking Fund” effective August 10, 2006. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-5883.

•	DB Commodity Index Tracking Master Fund, or the Master Fund, was formed as a Delaware statutory trust on May 23, 2005. The Master Fund issues common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The term of the Master Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Master Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-5883.

Shares Listed on the Amex

The Shares of the Fund are listed on the Amex under the symbol “DBC.” Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market, on the Amex

The Shares of the Fund trade on the Amex like any other equity security.

Baskets of Shares may be created or redeemed only by Authorized Participants. It is expected that Baskets will be created when there is sufficient demand for Shares that the market price per Share is at a premium to the net asset value per Share. Authorized Participants will then sell such Shares, which are listed on the Amex, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the Amex and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the Amex at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the Amex, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the net asset value per Share, but these valuations are expected to be very close. Investors are able to use the indicative intra-day value of the Fund to determine if they want to purchase in the secondary market via the Amex.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the Amex and Other Sources

The following table lists additional Amex symbols and their meanings with respect to the Fund and the Index:

DBCIIV	Indicative intra-day value per Share of the Fund
DBCNAV	End of day net asset value of the Fund
DBLCIX	Intra-day and Index closing level from the prior day

The intra-day data in the above table is published once every fifteen seconds throughout each trading day.

The Index Sponsor publishes the closing level of the Index daily. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBLCIX) and the intra-day indicative value per Share of the Fund (symbol: DBCIIV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share (symbol: DBC) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBLCIX) is published as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at http://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund, the Master Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

CUSIP

The Fund’s CUSIP number is 73935S105.

The Master-Feeder Structure

The Fund invests substantially all of its assets in the Master Fund in a master-feeder structure. The Fund holds no investment assets other than Master Fund Units. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlates with a Master Fund Unit issued by the Master Fund and held by the Fund.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk.

•	The Fund and the Master Fund have a limited operating history. Therefore, a potential investor has only a limited performance history to serve as a factor for evaluating an investment in the Fund.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•	The trading of the Master Fund takes place in very volatile markets.

•	The Fund and the Master Fund are subject to the fees and expenses described herein and will be successful only if significant losses are avoided. For an investor to break even in one year, the Fund must not generate, on an annual basis, losses in excess of 4.25%.

•	CFTC and commodity exchange rules impose speculative position limits on market participants trading in two commodities included in the Index, corn and wheat. The Master Fund has obtained limited relief from otherwise applicable position limits that permits the Master Fund to enter into a greater number of corn and wheat futures contracts than ordinarily would be permitted. However, the Master Fund remains subject to position limits and, consequently, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in additional corn and wheat futures contracts may be limited to the extent these activities would cause the Master Fund to exceed its applicable position limits and additional relief is not forthcoming. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the Amex, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

•	There can be no assurance that either the Shares or the Master Fund Units will achieve profits or avoid losses, significant or otherwise.

•	Performance may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

•	Certain potential conflicts of interest exist between the Managing Owner and its affiliates and the Shareholders. For example, because the Managing Owner and the Commodity Broker are both wholly-owned subsidiaries of Deutsche Bank AG, the Managing Owner has a disincentive to replace the Commodity Broker. The Commodity Broker may have a conflict of interest between its execution of trades for the Master Fund and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Master Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Master Fund’s accounts due to the existence of such other clients. Proprietary trading by the principals and/or affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Master Fund or may compete with the Master Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Fund and the Master Fund. The Trustee delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has only nominal duties and liabilities to the Fund and the Master Fund.

Investment Objective

The investment objective of the Fund and the Master Fund is to reflect the performance of the

Deutsche Bank Liquid Commodity Index —Optimum Yield Excess Return™, or the Index, over time, plus the excess, if any, of the Master Fund’s income from its holdings of United States Treasury and other high credit quality short-term fixed income securities. The Shares are designed for investors who want a cost-effective and convenient way to invest in a group of commodity futures on U.S. and non-U.S. markets.

Advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares trade on the Amex and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares can help to diversify a portfolio because they have historically tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•	Optimum Yield™. The Shares seek to follow the Optimum Yield™ version of the Index, which seeks to minimize the effects of negative roll yield experienced by conventional commodities indexes.

•	Transparency. The Shares provide a more direct investment in commodities than mutual funds that invest in commodity-linked notes, which have implicit imbedded costs and credit risk.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Fund pursues its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities. The Index Commodities are Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The Index is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

The closing level of the Index is calculated by the Index Sponsor based on the closing price of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity.

The Index is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on July 31, 1988, or the Base Date. The following table reflects the index base weights, or Index Base Weights, of each Index Commodity on the Base Date:

Index Commodity	Index Base Weight (%)
Light, Sweet Crude Oil	35.00
Heating Oil	20.00
Aluminum	12.50
Gold	10.00
Corn	11.25
Wheat	11.25
Closing Level on Base Date:	100.00

The Index has been calculated back to the Base Date. On the Base Date, the closing level was 100.

The Index Commodities are traded on the following futures exchanges: Light, Sweet Crude Oil and Heating Oil: New York Mercantile Exchange; Aluminum: The London Metal Exchange Limited; Gold: Commodity Exchange Inc., New York; and Corn and Wheat: Board of Trade of the City of Chicago Inc.

The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

The Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Master Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible ‘implied roll yield.’ The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the Index. As a result, each Index Commodity is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contango market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

The Index is calculated in USD on both an excess return (unfunded) and total return (funded) basis.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure event has occurred).

On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in the Index. For example, if the first New York business day is May 1, 2006, and the Delivery Month of the Index Commodity futures contract currently in the Index is June 2006, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each Index Commodity in the Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2006 and the Delivery Month of an Index Commodity futures contract currently in the Index is therefore June 2006, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2006 and July 2007. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving the Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holding of each Index Commodity future remains constant.

The Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The Index calculation is expressed as the weighted average return of the Index Commodities.

The Master Fund’s portfolio also includes United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

Under the Trust Declarations of the Fund and the Master Fund, Wilmington Trust Company, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Master Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.

There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has commenced trading and has only a limited performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.

Shares Should Track Closely the Value of the Index

The Shares are intended to provide investment results that generally correspond to the performance of the Index.

The value of the Shares is expected to fluctuate in relation to changes in the value of the Master Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

The Master Fund holds a portfolio of futures contracts on the Index Commodities as well as cash and United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. The Master Fund’s portfolio is traded with a view to reflecting the performance of the Index over time, whether the Index is rising, falling or flat over any particular period. The Master Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Master Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner adjusts the Portfolio from time-to-time to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the portfolio at least monthly or more frequently in the case of significant changes to the Index.

The Managing Owner

DB Commodity Services LLC, a Delaware limited liability company, serves as Managing Owner of the Fund and the Master Fund. The Managing Owner was formed on May 23, 2005. The Managing Owner is an affiliate of Deutsche Bank AG. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund. The Managing Owner and its trading principals have only limited experience in operating a commodity pool and in managing a commodity trading account. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Fund and the Master Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

The Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the net asset value of the Master Fund. No separate fee will be paid by the Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Commodity Broker

A variety of executing brokers executes futures transactions on behalf of the Master Fund. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as the Master Fund’s clearing broker, or Commodity Broker. The Commodity Broker is an affiliate of the Managing Owner. In its capacity as clearing broker, the Commodity Broker executes and clears each of the Master Fund’s futures transactions and performs certain administrative services for the Master Fund. Deutsche Bank Securities Inc. is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.08% of the net asset value of the Master Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator

The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York as the administrator, or the Administrator, of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York serves as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York serves as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place—12th Floor, Brooklyn, N.Y. 11217. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees of 0.05% per annum are paid on behalf of the Fund and the Master Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid indirectly by the Authorized Participants and not by the Fund or the Master Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

The Distributor

The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc., or the Distributor, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Distributor retains all marketing materials at c/o ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; Telephone number (303) 623-2577. Investors may contact the Distributor toll-free in the U.S. at (877) 369-4617. The Fund has entered into a Distribution Services Agreement with the Distributor. The Distributor is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider of administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds, with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. The Distributor provides distribution services and has approximately $120 billion in client assets under distribution.

The Managing Owner, out of the Management Fee, pays the Distributor approximately $50,000 per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of the Fund and the Master Fund and may pay the Distributor additional compensation in consideration of the performance by the Distributor of additional marketing, distribution and ongoing support services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of the Distributor’s resources, which include an extensive broker database and a network of internal and external wholesalers.

Certain assistance and marketing services provided for the Fund by the Distributor will be performed using registered representatives of the Distributor who are affiliates or employees of PowerShares Capital Management LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with the Funds. PowerShares® is a registered service mark of PowerShares Capital Management LLC. PowerShares Capital Management LLC is not a sponsor or promoter of the Fund and has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Shareholders are entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Baskets are created and redeemed continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create or redeem a Basket is accepted by the Fund. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Master Fund creates and redeems Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. Master Unit Baskets are created and redeemed continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create or redeem a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlates with a Master Fund Unit issued by the Master Fund and held by the Fund.

See “Creation and Redemption of Shares” for more details.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net asset value per Master Fund Unit is the net asset value of the Master Fund divided by the number of outstanding Master Fund Units. Because there is a one-to-one correlation between Shares and Master Fund Units and the Master Fund has assumed all liabilities of the Fund, the net asset value per Share and the net asset value per Master Fund Unit is equal.

See “Description of the Shares and the Master Fund Units; Certain Material Terms of the Trust Declarations—Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. The Master Fund Units are uncertificated and held by the Fund in book-entry form.

Segregated Accounts/Interest Income

The proceeds of the offering are deposited in cash in a segregated account in the name of the Master Fund at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Master Fund is credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned is estimated to be 5.08% per annum, based upon the current yield on 3 month U.S. Treasury bills. This interest income is used to pay the expenses of the Fund and the Master Fund. See “Fees and Expenses” for more details.

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Fees and Expenses

Management Fee

The Master Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the net asset value of the Master Fund. No separate management fee is paid by the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

Organization and Offering Expenses

Effective July 12, 2006 the Managing Owner has determined to assume all Organization and Offering Expenses not yet paid by the Fund and the Master Fund. Such expenses include expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations and not yet paid by the Master Fund also will be paid by the Managing Owner.

Prior to July 12, 2006, expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares were paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares prior to the commencement of trading and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also were paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in any month in respect of reimbursement of organizational or offering expenses exceed 0.10% per annum of the daily average net asset value of the Master Fund during such month.

Brokerage Commissions and Fees

The Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.08% of the net asset value of the Master Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

Effective July 12, 2006 the Managing Owner has determined to assume all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund going forward, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Prior to July 12, 2006, all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund were paid by the Master Fund.

Extraordinary Fees and Expenses

The Master Fund pays all the extraordinary fees and expenses, if any, of the Fund and the Master Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund and the Master Fund are paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. Such interest income has been sufficient to cover the fees and expenses of the Fund and the Master Fund and it is expected to continue to do so. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Fund during the first twelve months of investment is 0.83% per annum of the net asset value plus the amount of any commissions charged by the investor’s broker. Interest income is expected to be approximately 5.08% per annum, based upon the current yield on 3 month U.S. Treasury bills. Consequently, the Fund is expected to break even in twelve months provided that it does not lose more than 4.25% per annum plus the amount of any commissions charged by the investor’s broker. The brokerage commission rates an investor may pay to the investor’s broker in connection with a purchase of Shares will vary from investor to investor.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund and the Master Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The Fund’s fiscal year ends on December 31 of each year.

Financial Information

The Fund and the Master Fund have only recently been organized and have limited financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will not be classified as an association taxable as a corporation. Instead, the Fund expects that it will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as the beneficial owner of a pro rata portion of the interests in the Master Fund held by the Fund. Subject to the discussion below in “Material U. S. Federal Income Tax Considerations,” the Master Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, neither the Master Fund nor the Fund will incur United States federal income tax liability; rather, each beneficial owner of the Fund’s Shares will be required to take into account its allocable share of the Master Fund’s income, gain, loss, deductions and other items for the Master Fund’s taxable year ending with or within the owner’s taxable year.

Based on the prior performance of the Index, the Master Fund anticipates that investors which are regulated investment companies (“RICs”) will generally be able to treat their interest in the Master Fund as an interest in a qualified publicly traded partnership (“qualified PTP”) as defined in the Code for purposes of satisfying the qualification requirements specifically applicable to RICs. The actual status of the Master Fund as a qualified PTP for such purposes in a particular tax year will depend on the actual investment results of the Master Fund for such tax year. In a revenue ruling released on December 16, 2005, the IRS clarified that derivative contracts owned by a RIC that provide for a total-return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. In a revenue ruling released June 2, 2006, the IRS extended the prospective application date of the original ruling from July 1, 2006 to October 1, 2006, to allow affected RICs to find alternative commodity-linked investments that will enable them to satisfy the requirements of the RIC qualification rules. The IRS interpretation set forth in such rulings, however, does not adversely affect the Master Fund’s ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. See “Material U.S.

Federal Income Tax Considerations—Regulated Investment Companies” below.

Additionally, please refer to the “Material U. S. Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares.

“Breakeven Table”

The “Breakeven Table” on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The “Breakeven Table,” as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

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“Breakeven Table”

	Dollar amount and Percentage of Expenses[1]
Expense	$	%
Management Fee[2]	$0.19	0.75%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%
Brokerage Commissions and Fees[4]	$0.02	0.08%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%
Interest Income[7]	$(1.27)	(5.08)%
12-Month Breakeven[8,9]	$(1.06)	(4.25)%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 45 for an explanation of the expenses included in the “Breakeven Table.”
2.	From the Management Fee, the Managing Owner is responsible for paying the fees and expenses of the Administrator and the Distributor.
3.	Effective July 12, 2006, the Managing Owner became responsible for paying the organization and offering expense reimbursement not yet paid by the Fund and the Master Fund. The aggregate amount of the organization of the Fund and the Master Fund and the initial offering expenses of the Shares were $1,613,218, of which $168,255 has been accrued and $113,053 has been reimbursed to the Managing Owner by the Master Fund as of July 11, 2006. The aggregate amount of expenses incurred in connection with the continuous offering of Shares, which commenced as of February 1, 2006 were $150,400, of which $15,683 has been accrued and $10,539 has been reimbursed to the Managing Owner by the Master Fund as of July 11, 2006.
4.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Master Fund and the specific futures contracts traded.
5.	Effective July 12, 2006, the Managing Owner became responsible for paying all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund going forward.
6.	In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
7.	Interest income currently is estimated to be earned at a rate of 5.08%, based upon the current yield on 3 month U.S. Treasury bills.
8.	It is expected that interest income will exceed the fees and costs incurred by the Fund and the Master Fund.
9.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Fund’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund and the Master Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund and the Master Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

Patent Applications Pending

Patent applications directed to the creation and operation of the Fund and the Index are pending at the United States Patent and Trademark Office.

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THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

(1)	The Value of the Shares Relates Directly to the Value of the Commodity Futures and Other Assets Held by the Master Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.

The Shares are designed to reflect as closely as possible the performance of the Index through the Master Fund’s portfolio of exchange-traded futures on the Index Commodities. The value of the Shares relates directly to the value of the portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund and the Master Fund. The price of the Index Commodities may fluctuate widely. Several factors may affect the price of the Index Commodities, including, but not limited to:

•	Global supply and demand of each of the Index Commodities, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodities;

•	Currency exchange rates;

•	Interest rates;

•	Investment and trading activities of other traders, including hedge funds and other commodity funds; and

•	Global or regional political, economic or financial events and situations.

(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The net asset value per share of the Shares will change as fluctuations occur in the market value of the Master Fund’s portfolio. Investors should be aware that the public trading price of a Basket of Shares may be different from the net asset value of a Basket of Shares (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket of Shares) and similarly the public trading price per Share may be different from the net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares is closely related, but not identical to, the same forces influencing the prices of the Index Commodities trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Basket at a discount to the public trading price of the Shares or can redeem a Redemption Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the Amex and the various futures exchanges on which the Index Commodities are traded. While the Shares trade on the Amex from 9:30 a.m. to 4:15 p.m. Eastern Standard Time, the below table lists the trading hours for each of the Index Commodities which trades on the futures exchange set forth in the table:

Index Commodity	Futures Exchange*	Trading Hours (Eastern Standard Time)
Aluminum	LME	6:55 a.m. – 12:00 p.m.
Gold	COMEX	8:20 a.m. – 1:30 p.m.
Light, Sweet Crude Oil	NYMEX	10:00 a.m. – 2:30 p.m.
Heating Oil	NYMEX	10:05 a.m. – 2:30 p.m.
Corn	CBOT	10:30 a.m. – 2:15 p.m.
Wheat	CBOT	10:30 a.m. – 2:15 p.m.

*	Legend:

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“COMEX” means the Commodity Exchange Inc., New York or its successor.

“LME” means The London Metal Exchange Limited or its successor.

“NYMEX” means the New York Mercantile Exchange or its successor.

For example, while the Shares trade on the Amex until 4:15 p.m. Eastern Standard Time, liquidity in the global gold market will be reduced after the close of the COMEX division of the New York Mercantile Exchange at 1:30 p.m. Eastern Standard Time. As a result, during this time, trading spreads and the resulting premium or discount on the Shares may widen, and, therefore, increase the difference between the price of the Shares and the net asset value of the Shares.

(3)	Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Master Fund.

CFTC and commodity exchange rules impose speculative position limits on market participants, including the Master Fund, trading in certain agricultural commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

The Index includes two commodities, corn and wheat, that are subject to speculative position limits imposed by the CFTC and the rules of the Chicago Board of Trade (“CBOT”) on which the corn and wheat futures contracts trade. The CBOT limits are currently for corn futures: 22,000 contracts net all months combined, 13,500 contracts net a single month (other than the spot month), and 600 contracts for a spot month; and for wheat futures: 6,500 contracts net all months combined, 5,000 contracts net a single month (other than a spot month), and 220 to 600 contracts for a spot month based on the month and certified stocks.

The Master Fund has obtained limited relief from these position limits that permits the Master Fund to establish futures positions in approximately 17,500 and 11,000 corn and wheat futures contracts, respectively. However, the Master Fund remains subject to position limits and, consequently, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in additional corn and wheat futures contracts, may be limited to the extent these activities would cause the Master Fund to exceed its applicable position limits and additional relief is not forthcoming. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the Amex, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

(4)	The Fund May Not Always Be Able to Replicate Exactly the Performance of the Index.

It is possible that the Fund may not fully replicate the performance of the Index due to disruptions in the markets for the Index Commodities or due to other extraordinary circumstances. In addition, the Fund is not able to replicate exactly the performance of the Index because the total return generated by the Master Fund is reduced by expenses and transaction costs, including those incurred in connection with the Master Fund’s trading activities, and increased by interest income from the Master Fund’s holdings of short-term high quality fixed income securities. Tracking the Index requires trading of the Master Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(5)	The Master Fund Is Not Actively Managed and Tracks the Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.

The Master Fund is not actively managed by traditional methods. Therefore, if positions in any one or more of the Index Commodities are declining in value, the Master Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the net asset value to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(6)	Amex May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

The Shares are listed for trading on the Amex under the market symbol DBC. Trading in Shares may be halted due to market conditions or, in light of Amex rules and procedures, for reasons that, in the view of the Amex, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund and the Master Fund will be terminated if the Shares are delisted.

(7)	The Lack of An Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.

Although the Shares are listed and traded on the Amex, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

(8)	The Shares Are a New Securities Product and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the Master Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Master Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(9)	As the Managing Owner and its Principals have Only a Limited History of Operating an Investment Vehicle like the Fund or the Master Fund, their Experience may be Inadequate or Unsuitable to Manage the Fund or the Master Fund.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and the Master Fund and has only a limited history of past performance. The past performances of the Managing Owner’s management in other positions are no indication of its ability to manage an investment vehicle such as the Fund or the Master Fund. If the experience of the Managing Owner and its principals is not adequate or suitable to manage an investment vehicle such as the Fund and the Master Fund, the operations of the Fund and the Master Fund may be adversely affected.

(10)	You May Not Rely on Past Performance in Deciding Whether to Buy Shares.

The Fund and the Master Fund have only recently commenced trading and have a limited performance history upon which to evaluate your investment in the Fund and the Master Fund. Although past performance is not necessarily indicative of future results, if the Fund and the Master Fund had a longer performance history, such performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund and the Master Fund. Likewise, the Index has a limited performance history which might be indicative of the future performance of the Index, or of the Fund or the Master Fund. Therefore, you will have to make your decision to invest in the Fund on the basis of limited information.

(11)	Fewer Representative Commodities May Result In Greater Index Volatility.

The Index Commodities are Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. Accordingly, the Index is concentrated in terms of the number of commodities represented. You should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer markets may result in a greater degree of volatility in the Index under specific market conditions and over time.

(12)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The following table* reflects various measures of volatility** of the history of the Index as calculated on an excess return basis:

Volatility Type	Volatility
Daily volatility over full history	16.29%
Average rolling 3 month daily volatility	15.37%
Monthly return volatility	15.18%
Average annual volatility	15.94%

The following table reflects the daily volatility on an annual basis of the Index:

Year	Daily Volatility
1988	16.35%
1989	16.04%
1990	24.64%
1991	16.53%
1992	9.55%
1993	9.56%
1994	11.90%
1995	9.73%
1996	17.67%
1997	11.74%
1998	15.72%
1999	17.32%
2000	19.86%
2001	16.91%
2002	15.57%
2003	17.38%
2004	20.19%
2005	17.76%
2006*	18.53%

*	As of June 30, 2006. Past performance is not indicative of future performance.
**	Volatility, for these purposes means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

(13)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

The Fund indirectly is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.75% per annum. Additional charges include brokerage fees of approximately 0.08% per annum in the aggregate and selling commissions. The Fund is expected to earn interest income at an annual rate of 5.08% per annum, based upon the current yield on 3 month U.S. Treasury bills. Consequently, it is expected that interest income will exceed fees (other than selling commissions), however, if interest rates fall below 0.83%, the Fund will need to have positive performance in order to break even net of fees and expenses. Consequently, depending upon the interest rate environment, the expenses of the Master Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise.

(14)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

(15)	Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Master Fund may acquire on behalf of the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

(16)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.

(17)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

(18)	Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, commodity futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

(19)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

Neither the Fund nor the Master Fund is registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies.

(20)	Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.

Some of the Master Fund’s trading is expected to be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such Investors would not have otherwise been subject had the Master Fund’s trading been limited to U.S. markets.

Aluminum is the only Index Commodity that is traded on a foreign exchange. The Managing Owner estimates that approximately 12.5% of the Master Fund’s assets will be allocated for investment in aluminum.

The above range is only an approximation. The actual percentage may be either lesser or greater than above-listed.

(21)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund and the Master Fund are subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund and the Master Fund, which also presents the potential for numerous conflicts of interest with the Fund and the Master Fund. As a result of these and other relationships, parties involved with the Fund and the Master Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Master Fund and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to its Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(22)	Shareholders Will Be Subject to Taxation on Their Share of the Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Master Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Master Fund’s taxable income or even the tax liability that results from such income.

(23)	Items of Income, Gain, Deduction, Loss and Credit with respect to Fund Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Master Fund in Allocating Master Fund Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Master Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund Shareholders in a manner that reflects Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Master Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

(24)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

(25)	Failure or Lack of Segregation of Assets May Increase Losses.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Master Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, any Master Fund Units could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts, even though certain property specifically traceable to the Master

Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Master Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(26)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategy.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

(27)	Lack of Independent Experts Representing Investors.

The Managing Owner has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund and the Master Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(28)	Possibility of Termination of the Fund May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Fund upon 120 days’ notice, which would cause the Fund and the Master Fund to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in the Index through the vehicle of the Fund will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares and the Master Fund Units; Certain Material Terms of the Trust Declarations—Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund and the Master Fund.

(29)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular dividends, although the Fund may pay dividends in the discretion of the Managing Owner).

(30)	An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.

The Fund and the Master Fund constitute a new, and thus untested, type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

(31)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

(32)	“Backwardation” or “Contango” in the Market Prices of the Index Commodities Will Affect the Value of Your Shares.

As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2006 may specify an October 2006 expiration. As that contract nears expiration, it may be replaced by selling the October 2006 contract and purchasing the contract expiring in December 2006. This process is referred to as “rolling.” Historically, the prices of Light, Sweet Crude Oil and Heating Oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2006 contract would take place at a price that is higher than the price at which the December 2006 contract is purchased, thereby creating a gain in connection with rolling. While Light, Sweet Crude Oil and Heating Oil have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in Light, Sweet Crude Oil and Heating Oil will adversely affect the value of the Index and, accordingly, decrease the value of your Shares.

Conversely, Aluminum, Gold, Corn and Wheat historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although Aluminum, Gold, Corn and Wheat have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in Aluminum, Gold, Corn and Wheat will adversely affect the value of the Index and, accordingly, decrease the value of your Shares.

Although the roll method of the Index may minimize the roll losses due to contango and may maximize the roll benefits due to backwardation, there can be no assurance that this outcome will occur.

(33)	The Value of the Shares Will be Adversely Affected if the Fund or the Master Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declarations, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without negligence or misconduct. That means the Managing Owner may require the assets of the Master Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Master Fund and the value of the Shares.

(34)	The Net Asset Value Calculation of the Master Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.

Calculating the net asset value of the Master Fund (and, in turn, the Fund) includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the net asset value of the Master Fund reflects the settlement price of open commodity futures contracts on the date when the net asset value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the Master Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the Master Fund (and, in turn, the Fund) could be under or overstated, perhaps to a significant degree.

(35)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholder will Increase a Shareholder’s Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

INVESTMENT OBJECTIVE

Investment Objective

The investment objective of the Fund and the Master Fund is to reflect the performance of the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™, or the Index, over time, less the expenses of the operations of the Fund and the Master Fund. The Shares are designed for investors who want a cost-effective and convenient way to invest in a group of commodity futures on U.S. and non-U.S. markets.

Advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares trade on the Amex and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares can help to diversify a portfolio because they have historically tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•	Optimum Yield™. The Shares seek to follow the Optimum Yield™ version of the Index, which seeks to minimize the effects of negative roll yield experienced by conventional commodities indexes.

•	Transparency. The Shares provide a more direct investment in commodities than mutual funds that invest in commodity-linked notes, which have implicit imbedded costs and credit risk.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Fund pursues its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities. The Index Commodities are Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historic levels of the world’s production and stocks of the Index Commodities. The Master Fund’s portfolio also includes United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Fund and the Index. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

Under the Trust Declarations of the Fund and the Master Fund, Wilmington Trust Company, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Index Sponsor publishes the closing level of the Index daily. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBLCIX) and the intra-day indicative value per Share of the Fund (symbol: DBCIIV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share (symbol: DBC) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBLCIX) is published as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at http://index.db.com.

The Index Sponsor will publish any adjustments made to the Index on the Managing Owner’s website http://www.dbfunds.db.com and http://index.db.com, or any successor thereto.

The intra-day indicative value per Share of the Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the Master Fund’s positions. The final net asset value of the Fund and the final net asset value per Share is calculated as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the Amex and the close of the exchanges on which the Index Commodities are traded, there is no effect on the net asset value calculations as a result.

The Shares are intended to provide investment results that generally correspond to the performance of the Index. The value of the Shares is expected to fluctuate in relation to changes in the value of the Master Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “The Risks You Face—(2) Net Asset Value May Not Always Correspond to Market Price

and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has only a limited performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.

Role of Managing Owner

The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund.

Specifically, with respect to the Fund and the Master Fund, the Managing Owner:

•	selects the Trustee, administrator, distributor and auditor;

•	negotiates various agreements and fees; and

•	performs such other services as the Managing Owner believes that the Fund and the Master Fund may from time-to-time require.

Specifically, with respect to the Master Fund, the Managing Owner:

•	selects the Commodity Broker; and

•	monitors the performance results of the Master Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of the Master Fund’s portfolio to track that of the Index over time.

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to the Fund, which invests through the Master Fund in futures related to the Index Commodities, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

THE MASTER-FEEDER STRUCTURE

The Fund invests substantially all of its assets in the Master Fund in a master-feeder structure. The Fund holds no investment assets other than Master Fund Units. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlates with a Master Fund Unit issued by the Master Fund and held by the Fund.

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PERFORMANCE OF POWERSHARES DB COMMODITY INDEX TRACKING FUND

Name of Pool: PowerShares DB Commodity Index Tracking Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2006

Aggregate Gross Capital Subscriptions as of May 31, 2006: $458,015,414

Net Asset Value as of May 31, 2006: $527,106,655

Net Asset Value per Share as of May 31, 2006: $25.41

Worst Monthly Drawdown: (4.66)% (02/06)

Worst Peak-to-Valley Drawdown: (4.66)% (02/06)

Monthly Rate of Return	2006(%)
January
February	(4.66)%
March	3.63%
April	6.51%
May	(0.42)%
June
July
August
September
October
November
December
Compound Rate of Return	4.80% (4 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including redeemed investments.

2. “Net Asset Value” is the Net Asset Value of the pool as of May 31, 2006.

3. “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding as of May 31, 2006.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

DESCRIPTION OF THE

DEUTSCHE BANK LIQUID COMMODITY

INDEX—OPTIMUM YIELD EXCESS RETURN™

DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of the Index Sponsor and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Fund and the Index. Any use of these marks must be with the consent of or under license from the Index Sponsor. The Fund, Master Fund and the Managing Owner have been licensed to use DBLCI™ and Deutsche Bank Liquid Commodity Index™. The Index Sponsor does not approve, endorse or recommend the Fund, the Master Fund or the Managing Owner.

General

The Deutsche Bank Liquid Commodity Index—Optimum Yield Excess Return™, or the Index, is intended to reflect the performance of certain commodities. The commodities comprising the Index are Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat, each of which we call an Index Commodity. The sponsor of the Index is Deutsche Bank AG London, the Index Sponsor.

Index Composition

The Index is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The closing level of the Index is calculated on each business day by the Index Sponsor based on the closing price of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity.

The Index is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on July 31, 1988, or the Base Date. The following table reflects the index base weights, or Index Base Weights, of each Index Commodity on the Base Date:

Index Commodity	Index Base Weight (%)
Light, Sweet Crude Oil	35.00
Heating Oil	20.00
Aluminum	12.50
Gold	10.00
Corn	11.25
Wheat	11.25
Closing Level on Base Date:	100.00

The Index has been calculated back to the Base Date. On the Base Date, the closing level was 100.

The Index Commodities are traded on the following futures exchanges: Light, Sweet Crude Oil and Heating Oil: New York Mercantile Exchange; Aluminum: The London Metal Exchange Limited; Gold: Commodity Exchange Inc., New York; and Corn and Wheat: Board of Trade of the City of Chicago Inc.

The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

The Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Master Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible ‘implied roll yield.’ The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the Index. As a result, each Index Commodity is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contango market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

The Index is calculated in USD on both an excess return (unfunded) and total return (funded) basis.

The futures contract price for each Index Commodity will be the exchange closing prices for such Index Commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure even has occurred).

On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in the Index. For example, if the first New York business day is May 1, 2006, and the Delivery Month of the Index Commodity futures contract currently in the Index is June 2006, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each Index Commodity in the Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2006 and the Delivery Month of an Index Commodity futures contract currently in the Index is therefore June 2006, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2006 and July 2007. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving the Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant.

The Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The Index calculation is expressed as the weighted average return of the Index Commodities.

Change in the Methodology of the Index

The Index Sponsor will employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each underlying futures contract with respect to each Index Commodity of the Index. The Index Sponsor then applies a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Fund every 15 seconds throughout the trading day.

The intra-day indicative value per Share of the Fund is calculated by adding the intra-day U.S. Treasury bills level plus the intra-day Index level which will then be applied to the last published net asset value of the Fund, less accrued fees.

The Index Sponsor publishes the closing level of the Index daily. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBLCIX) and the intra-day indicative value per Share of the Fund (symbol: DBCIIV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share (symbol: DBC) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBLCIX) is published as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at http://index.db.com.

The Index Sponsor will publish any adjustments made to the Index on the Managing Owner’s website http://www.dbfunds.db.com and http://index.db.com, or any successor thereto.

Interruption of Index Calculation

Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index or any Index Commodity. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the Index as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

•	defer publication of the information relating to the Index until the next Index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to the Index.

Additionally, calculation of the Index may also be disrupted by an event that would require the Index Sponsor to calculate the closing price in respect of the relevant Index Commodity on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Commodity on the relevant exchange. If such an Index disruption event in relation to an Index Commodity as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Commodity on the relevant exchange, the Index Sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days for such Index Commodity on the relevant exchange or

•	if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange traded instrument with respect to a specific Index Commodity and shall make all necessary adjustments to the methodology and calculation of the Index as it deems appropriate.

Historical Closing Levels

Set out below are certain closing levels back-calculated to the Base Date.

The following Closing Level table starts from July 31, 1988 and reflects both the high and low values of the Index. Since March 2003, the historic data with respect to the closing prices of futures contracts of each of the Index Commodities originated from the exchanges where each underlying futures contract with respect to each Index Commodity was listed. The Index Sponsor has not independently verified the information extracted from these source(s). Prior to March 2003, publicly available information from Logical Information Machines (http://www.lim.com), Bloomberg, and Reuters was used to obtain the closing prices of the futures contracts of each of the Index Commodities. Because LME future pricing data with respect to Aluminium (MAL) is not available for all futures months prior to September 1997, MAL prices underlying the DBLCI were used as a proxy to calculate the Index, which reflects the optimum yield. Therefore, prior to September 1997, the December futures contract with respect to Aluminum was used as a proxy. The Index calculation methodology and commodity futures contracts selection is the same before and after March 2003. Bloomberg and Reuters are the providers of The London Metal Exchange Limited’s, or the LME’s, metals data with respect to the historical closing prices of aluminum.

All references herein to the LME and to such historical closing prices are used with the permission of the LME and the LME has no involvement with and accepts no responsibility for either the Index or the Fund, the Fund’s suitability as an investment or either the Index’s or the Fund’s future performance.

The Index closing level is equal to the weighted sum of the market value of the commodity futures contracts of all Index Commodities. The market value of the commodity futures contracts of an Index Commodity is equal to the number of commodity futures contracts of an Index Commodity held multiplied by the commodity futures contracts closing price of an Index Commodity.

The weight of each Index Commodity is linked to the number of commodity futures contracts held of such Index Commodity and the price of commodity futures contracts of the Index Commodity. The weight of an Index Commodity is defined as the market value of the commodity futures contracts of the Index Commodity divided by the sum of all market values of all commodity futures contracts of the Index Commodities multiplied by 100%. The second table which follows reflects the range of the weightings with respect to each of the Index Commodities used to calculate the Index.

The Index rules stipulate the holding in each Index Commodity futures contract. Holdings in each Index Commodity change during the Index rebalancing periods as determined by the optimum yield roll rules.

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DEUTSCHE BANK LIQUID COMMODITY INDEX—OPTIMUM YIELD EXCESS RETURN™

CLOSING LEVELS TABLE

	Closing Level
	High[1]	Low[2]	Annual Performance[3]	Performance Since Inception
1988[4]	107.57	98.16	7.57%	7.57%
1989	135.79	105.76	26.23%	35.79%
1990	169.86	119.11	6.70%	44.88%
1991	144.04	123.18	-12.55%	26.70%
1992	137.23	123.21	-1.03%	25.40%
1993	128.41	111.84	-10.54%	12.17%
1994	123.95	109.43	8.97%	22.24%
1995	140.37	119.65	14.84%	40.37%
1996	192.37	133.50	37.04%	92.37%
1997	195.74	159.87	-16.89%	59.87%
1998	161.75	108.96	-30.81%	10.61%
1999	154.05	103.20	37.35%	51.92%
2000	204.93	149.06	18.25%	79.65%
2001	191.44	155.77	-11.08%	59.74%
2002	204.22	158.05	23.54%	97.35%
2003	251.09	189.28	25.57%	147.81%
2004	375.32	251.89	36.37%	237.94%
2005	454.02	331.84	27.83%	332.00%
2006[5]	525.05	432.56	14.77%	395.82%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE PERFORMANCE OF DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™

PAST PERFORMANCE SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 39.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™

	CL		HO		GC		AL		C		W
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1988[4]	36.4%	34.8%	19.9%	20.0%	8.8%	10.1%	12.7%	12.4%	11.2%	11.4%	10.9%	11.3%
1989	35.9%	37.9%	21.0%	19.7%	9.7%	8.4%	11.8%	11.2%	11.0%	11.3%	10.6%	11.6%
1990	44.1%	34.1%	24.0%	19.5%	7.4%	9.6%	9.9%	12.3%	8.1%	13.8%	6.5%	10.7%
1991	32.8%	28.8%	19.6%	16.6%	11.1%	11.6%	13.4%	15.5%	12.3%	14.6%	10.8%	12.9%
1992	32.8%	33.4%	20.4%	19.6%	9.2%	10.4%	13.2%	13.3%	11.7%	11.8%	12.8%	11.6%
1993	35.2%	31.4%	20.4%	18.5%	9.7%	10.9%	12.3%	13.8%	11.3%	12.5%	11.1%	13.0%
1994	30.8%	29.9%	18.8%	17.7%	9.5%	11.1%	19.4%	16.2%	9.1%	12.5%	12.5%	12.7%
1995	37.2%	34.6%	19.5%	19.7%	9.3%	9.9%	12.2%	12.8%	11.0%	11.6%	10.8%	11.3%
1996	37.5%	36.4%	20.1%	19.6%	9.1%	10.1%	12.4%	12.0%	10.1%	11.2%	10.8%	10.7%
1997	37.8%	34.5%	20.2%	19.8%	8.7%	10.0%	12.4%	12.9%	10.0%	11.8%	10.9%	10.9%
1998	34.0%	32.9%	19.9%	19.3%	10.4%	11.0%	12.6%	13.2%	11.9%	12.2%	11.2%	11.4%
1999	37.2%	33.5%	20.7%	18.3%	9.4%	11.5%	12.6%	13.2%	10.3%	12.6%	9.8%	11.0%
2000	44.5%	36.2%	26.3%	20.0%	6.5%	9.4%	8.9%	13.3%	6.9%	10.8%	6.9%	10.3%
2001	37.3%	33.3%	19.9%	18.5%	10.3%	10.5%	12.8%	14.1%	9.5%	12.0%	10.2%	11.7%
2002	38.7%	34.2%	19.9%	18.8%	9.2%	10.6%	10.3%	13.8%	10.7%	11.2%	11.1%	11.5%
2003	36.0%	36.3%	20.5%	21.0%	9.8%	10.2%	12.2%	12.0%	10.6%	10.7%	10.8%	9.8%
2004	46.4%	35.4%	25.5%	19.9%	6.8%	9.5%	9.2%	12.6%	5.9%	11.4%	6.2%	11.1%
2005	39.5%	32.8%	25.8%	19.1%	7.7%	10.5%	10.7%	14.6%	8.1%	11.6%	8.2%	11.3%
2006[5]	33.1%	32.9%	18.7%	18.4%	12.1%	11.1%	16.1%	14.4%	9.9%	11.4%	10.1%	11.7%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE PERFORMANCE OF DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™

PAST PERFORMANCE SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE.

CL = Sweet Light Crude Oil

HO = Heating Oil

GC = Gold

AL = Aluminum

C = Corn

W = Wheat

Please refer to notes and legends that follow on page 39.

All Statistics from July 31, 1998 to June 30, 2006.

VARIOUS STATISTICAL MEASURES	DBLCI-OYER™[6,7]	DBLCI ER™[7,8]	GSCI ER9	RICI ER10	DJ AIG ER11
Annualized Return[12]	18.7%	16.7%	11.3%	14.6%	8.6%
Average rolling 3 month daily volatility[13]	17.6%	21.8%	22.1%	16.7%	14.5%
Sharpe Ratio[14]	1.06	0.77	0.51	0.87	0.59
% of months with positive return	60%	60%	57%	61%	57%
Average monthly positive return	4.8%	5.6%	5.7%	4.3%	3.8%
Average monthly negative return	-3.3%	-4.7%	-4.9%	-3.6%	-3.2%

ANNUALIZED RETURN LEVELS[15]

	DBLCI-OYER™	DBLCI ER™	GSCI ER	RICI ER	DJ AIG ER
1 year	23.2%	13.6%	8.8%	15.8%	13.3%
3 year	32.5%	21.5%	17.2%	21.1%	14.4%
5 year	23.0%	16.7%	12.1%	17.4%	11.3%
7 year	20.6%	17.5%	13.6%	15.8%	11.2%

PAST PERFORMANCE SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Please refer to notes and legends that follow on page 39.

COMPARISON OF THE VARIOUS COMMODITIES INDICES

(JULY 31, 1998—JUNE 30, 2006)

PAST PERFORMANCE SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE.

Each of DBLCI—OYER, DBLCI—ER, GSCI—ER, RICI—ER, and DJAIG—ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Please refer to notes and legends that follow on page 39.

COMPARISON OF ANNUAL RETURNS OF THE VARIOUS COMMODITIES INDICES

(JULY 31, 1998—JUNE 30, 2006)

PAST PERFORMANCE SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE.

Each of DBLCI—OYER, DBLCI—ER, GSCI—ER, RICI—ER, and DJAIG—ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Please refer to notes and legends that follow on page 39.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Performance” reflects the performance of the Index on an annual basis as of December 31 of each applicable year.

4. Closing levels as of inception on July 31, 1988.

5. Closing levels as of June 30, 2006.

6. “DBLCI–OYER™” is the Deutsche Bank Liquid Commodity Index—Optimum Yield Excess Return™. The DBLCI–OYER™ is calculated on both an excess return basis and reflects an optimum yield. The excess return calculation is unfunded and reflects the performance of the underlying index commodities. Optimum yield enables the index to rollover to the futures contract which generates the highest ‘roll yield,’ rather than select a new future based on a fixed schedule (e.g. monthly). The result will tend to maximize the benefits of rolling in backwardated markets and minimize the loss from rolling in contangoed markets. The DBLCI™ is intended to reflect the performance of the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity Index™ is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

7. In the current interest rate environment, the total return on an investment in the Fund is expected to outperform the DBLCI–OYER™ and underperform the DBLCI-TROY™. The only difference between the DBLCI–OYER™ and the DBLCI-OYTR™ is that the DBLCI–OYER™ does not include interest income from a hypothetical basket of fixed income securities while the DBLCI-OYTR™ does include such a component. The difference in the performance of the DBLCI–OYER™ and the DBLCI-OYTR™ is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. The Fund’s interest income from its holdings of fixed-income securities is expected to exceed the Fund’s fees and expenses, and the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected closely to track the DBLCI–OYER™. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, in the current interest rate environment, the Fund’s total return is expected to outperform the DBLCI–OYER™ by the amount of the excess of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the DBLCI-OYTR™. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the Fund would underperform the DBLCI–OYER™.

8. “DBLCI—ER” is the Deutsche Bank Liquid Commodity Index—Excess Return™.

9. “GSCI—ER” is the Goldman Sachs Commodity Index® calculated on an excess return basis. The GSCI is designed to provide investors with a reliable and publicly available benchmark for investment performance in the commodity market. The GSCI is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. In turn, the GSCI provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets.

10. “RICI—ER” is the Rogers International Commodity Index calculated on an excess return basis. RICI represents the value of a basket of commodities employed in the global economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including crude oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of July 31, 1998, there were thirty-five different contracts represented in the Index. The value of each component is based on monthly closing prices of the corresponding futures and/or forward contracts, each of which is valued as part of a fixed-weight portfolio. The index was developed to be an effective measure of the price action of raw materials on a worldwide basis. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents “diversification” and the global coverage of those contracts reflects the current state of international trade and commerce.

11. “DJ AIG—ER” is the Dow Jones—AIG Commodity IndexSM calculated on an excess return basis. The DJ AIG is designed to be a highly liquid and diversified benchmark for the commodity futures market. The DJ-AIG is composed of futures contracts on 19 physical commodities. The DJ-AIG is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). An Oversight Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ-AIGCI Handbook. Committee members are drawn from the academic, financial and legal communities. The most recent Oversight Committee meeting took place in July 2005, with changes in index composition effective January 2006.

12. “Annualized Return” reflects the performance of the applicable index on an annual basis as of December 31 of each applicable year.

13. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

14. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in calculating DBCLI-OYER was assumed to be 0% because the excess return calculation of DBCLI excludes interest earned on 3 month Treasury bills. (3 month Treasury bills are used to calculate the risk-free rate of return.)

15. “Annualized Return Levels” reflects the performance of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7 years).

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE LIMITED TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR WILL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION, (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE, (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE, OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

[Remainder of page left blank intentionally.]

INFORMATION BARRIERS BETWEEN THE INDEX SPONSOR AND THE MANAGING OWNER

It is Deutsche Bank’s policy that procedures are implemented to prevent the improper sharing of information between different departments of the bank. Specifically, the procedures discussed below create an information barrier between the personnel within Deutsche Bank AG London that calculate and reconstitute the Index, or the Calculation Group, and other Deutsche Bank personnel, including but not limited to the Managing Owner, those in sales and trading, external or internal fund managers and bank personnel who are involved in hedging the bank’s exposure to instruments linked to the Index, or Public Personnel, in order to prevent the improper sharing of information relating to the recomposition of the Index. Effective information barriers between the Calculation Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying the Index and securities linked to the Index (otherwise, restrictions might apply regarding trading on nonpublic information under the securities laws of the United States).

As such, the information barriers erected under these procedures require the Calculation Group to adhere to the following procedures:

•	The Calculation Group may not share any non-public, proprietary or confidential information concerning the Index. In particular, the Calculation Group may not release any information concerning a change in the methodology of calculating the Index or a new composition of the Index to Public Personnel or others unless and until such information has been previously published by Amex, on Reuters, or Bloomberg under the symbols DBLCIX, DBCIIV, DBCNAV and DBC and on the websites http://www.dbfunds.db.com and http://index.db.com, or any successor thereto.

•	The Calculation Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of the Index constituent instruments.

•	The Calculation Group also may not enter into any trades based on any non-public, proprietary or confidential information with respect to the Index.

These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by Deutsche Bank AG or any of Deutsche Bank’s affiliates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Both the Fund’s and the Master Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

Liquidity and Capital Resources

All of the Master Fund’s net assets are allocated to commodities trading. A significant portion of the net asset value is held in U.S. Treasury bills and cash, which is used as margin for the Master Fund’s trading in commodities. The percentage that U.S. Treasury bills bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets are held in the Master Fund’s commodity trading account. Interest earned on the Master Fund’s interest-bearing funds is paid to the Master Fund.

The Master Fund’s commodity contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges may limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Master Fund from promptly liquidating its commodity futures positions.

Because the Master Fund trades futures contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Trading in futures contracts involves the Master Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Master Fund’s commitments to purchase commodities is limited to the gross or face amount of the contracts held.

The Master Fund’s exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Master Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Master Fund enters into futures contracts, the Master Fund is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Master Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Master Fund to abide by various trading limitations and policies, which will include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions. The Managing Owner has implemented procedures which include, but are not limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity or all commodities combined; and

•	generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

The Commodity Broker, when acting as the Master Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures trading and the Commodity Broker is not allowed to commingle such assets with other assets of the Commodity Broker. In addition, CFTC regulations also require the Commodity Broker to hold in a secure account assets of the Master Fund related to foreign futures trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Fund and the Master Fund have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund and the Master Fund. While the Fund’s and the Master Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either the Fund’s or the Master Fund’s financial position.

The Master Fund’s contractual obligations are with the Managing Owner and the commodity brokers. Management Fee payments made to the

Managing Owner are calculated as a fixed percentage of the Master Fund’s Net Asset Value. Commission payments to the Commodity Broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares are used by the Fund, through the Master Fund, to engage in the trading of exchange-traded futures on the Index Commodities with a view to reflecting the performance of the Index over time, less the expenses of the operations of the Fund and the Master Fund. The Master Fund’s portfolio also includes United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities.

To the extent, if any, that the Master Fund trades in futures contracts on United States exchanges, the assets deposited by the Master Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.

To the extent that the Master Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Master Fund estimates:

(i) up to approximately 10% of the net asset value of the Master Fund is placed in segregated accounts in the name of the Master Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin positions of all commodities combined. Such funds are segregated pursuant to CFTC rules;

(ii) approximately 90% of the net asset value of the Master Fund is maintained in segregated accounts in the name of the Master Fund in bank deposits or United States Treasury and United States Government Agencies issues.

The Managing Owner, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Master Fund, including investing in United States Treasury and United States Government Agencies issues.

In addition, assets of the Master Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Master Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

The Master Fund receives 100% of the interest income earned on its fixed income assets.

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CHARGES

See “Summary—Breakeven Amounts” and “Summary—‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Master Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the net asset value of the Master Fund. No separate management fee is paid by the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

Organization and Offering Expenses

Effective July 12, 2006 the Managing Owner has determined to assume all Organization and Offering Expenses not yet paid by the Fund and the Master Fund. Such expenses include expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations and not yet paid by the Master Fund also will be paid by the Managing Owner.

Prior to July 12, 2006, expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares were paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares prior to the commencement of trading and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also were paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in any month in respect of reimbursement of organizational or offering expenses exceed 0.10% per annum of the daily average net asset value of the Master Fund during such month.

Organization and offering expenses relating to both the Master Fund and the Fund, as applicable, means those expenses incurred in connection with their formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund and Master Fund or the offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Fund or the Master Fund the indirect expenses of the Managing Owner.

The aggregate amount of the organization of the Fund and the Master Fund and the initial offering expenses of the Shares was $1,613,218, of which $168,255 has been accrued and $113,053 has been reimbursed to the Managing Owner by the Master Fund as of July 11, 2006. The aggregate amount of expenses incurred in connection with the continuous offering of Shares, which commenced as of February 1, 2006 was $150,400, of which $15,683 has been accrued and $10,539 has been reimbursed to the Managing Owner by the Master Fund as of July 11, 2006.

Brokerage Commissions and Fees

The Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.08% of the net asset value of the Master Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

Routine Operational, Administrative and Other Ordinary Expenses

Effective July 12, 2006 the Managing Owner has determined to assume all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund going forward, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Prior to July 12, 2006, all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund were paid by the Master Fund.

Extraordinary Fees and Expenses

The Master Fund pays all its extraordinary fees and expenses, if any, of the Fund and Master Fund generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or Master Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund and the Master Fund are paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. Such interest income has been sufficient to cover the fees and expenses of the Fund and the Master Fund and it is expected to continue to do so. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which the Initial Purchaser or such an Authorized Participant sells a Share over the price paid by the Initial Purchaser or such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions,

(2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Master Fund creates and redeems Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlates with a Master Fund Unit issued by the Master Fund and held by the Fund.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to the Distributor or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933 (the Securities Act), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934 (the Exchange Act) and regulated by the NASD, or exempt from being or otherwise not be required to be so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the

Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Master Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund’s Trust Declaration and the form of Participant Agreement for more detail. The Fund’s Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 10:00 a.m., New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Basket is the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the purchase order date. Baskets are issued as of noon, New York time, on the Business Day immediately following the purchase order date at net asset value per Share as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by 10:00 a.m., New York time, but the total payment required to create a Basket will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The Fund’s net asset value and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of purchase orders

The Managing Owner may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Determination of redemption proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

Delivery of redemption proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension or rejection of redemption orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation And Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Monthly account statements conforming to CFTC and NFA requirements are posted on the Fund’s website at www.dbfunds.db.com. Additional reports may be posted on the Fund’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

A variety of executing brokers executes futures transactions on behalf of the Master Fund. Such executing brokers give-up all such transactions to

Deutsche Bank Securities Inc., a Delaware corporation, which serves as the Master Fund’s clearing broker, or Commodity Broker. The Commodity Broker is an affiliate of Deutsche Bank AG. In its capacity as clearing broker, the Commodity Broker executes and clears each of the Master Fund’s futures transactions and performs certain administrative services for the Master Fund. Deutsche Bank Securities Inc. is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

There is no litigation pending regarding Deutsche Bank Securities Inc. that would materially adversely affect its ability to carry on its commodity futures and options brokerage business.

Additional or replacement Commodity Brokers may be appointed in respect of the Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund and the Master Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources properly to manage the business and affairs of the Fund and the Master Fund consistent with its or their respective fiduciary duties to the Fund and the Master Fund and others.

Relationship of the Managing Owner to the Commodity Broker

The Managing Owner and the Commodity Broker are wholly-owned subsidiaries of Deutsche Bank AG. The Commodity Broker receives a brokerage commission for futures interests transactions effected for the Master Fund. Customers of the Commodity Broker who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Master Fund.

The Managing Owner has a disincentive to replace the Commodity Broker as the Master Fund’s broker because it is an affiliate of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from the Master Fund for serving as the Master Fund’s commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Managing Owner and the Commodity Broker may, from time-to-time, have conflicting demands in respect of their obligations to the Master Fund and to the Fund and, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Broker

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Master Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Master Fund or may compete with the Master Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Master Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Master Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Master Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Master Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Master Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Master Fund.

Proprietary Trading/Other Clients

The Managing Owner, the Commodity Broker and their respective affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Master Fund or may compete with the Master Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Master Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, the Commodity Broker and their respective affiliates may trade for their own accounts at the same time that they are managing the account of the Master Fund, prospective investors should be aware that—as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty—such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Master Fund.

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DESCRIPTION OF THE SHARES AND THE MASTER FUND UNITS;

CERTAIN MATERIAL TERMS OF THE TRUST DECLARATIONS

The following summary describes in brief the Shares and the Master Fund Units and certain aspects of the operation of the Fund and the Master Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and Master Fund and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Trust Declaration.

Description of the Shares and the Master Fund Units

The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares are listed on the Amex under the symbol “DBC.”

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 200,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

The Fund invests the proceeds of its offering of Shares in the Master Fund. The Master Fund issues common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. Master Fund Units may be purchased or redeemed on a continuous basis, but only by the Fund and only in blocks of 200,000 Master Fund Units, or Master Unit Baskets. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlates with a Master Fund Unit issued by the Master Fund and held by the Fund.

Principal Office; Location of Records

Each of the Fund and the Master Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund and Master Fund are managed by the Managing Owner, whose office is located 60 Wall Street, New York, New York 10005, telephone: (212) 250-5883.

The books and records of the Fund and the Master Fund are maintained as follows: all marketing materials are maintained at the offices of ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623-2577; Basket creation and redemption books and records, certain financial books and records (including fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850. All other books and records of the Fund and the Master Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Master Fund’s Commodity Brokers) are maintained at the Fund’s principal office, c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005; telephone number (212) 250-5883.

The books and records of the Fund and the Master Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declarations of Trust. The Managing Owner will maintain and preserve the books and records of the Fund and the Master Fund for a period of not less than six years.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund and Master Fund. The Trustee’s principal offices are located Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund and Master Fund are limited to its express obligations under the Trust Declarations.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Declaration.

The Trustee serves as the sole trustee of the Fund and the Master Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund and the Master Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund or the Master Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund and the Master Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Declarations provides that the Trustee is compensated by the Fund or Master Fund, as appropriate, and is indemnified by the Fund or Master Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or Master Fund, as appropriate, or the performance of its duties pursuant to the Trust Declarations, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Fund, the Master Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Declaration.

Under each Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and Master Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund or the Master Fund, other than certain limited voting rights as set forth in each Trust Declaration. In the course of its management of the business and affairs of the Fund and the Master Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or Master Fund, as appropriate.

Because the Trustee has delegated substantially all of its authority over the operation of the Fund and the Master Fund to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The Managing Owner

Background and Principals

DB Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Fund and the Master Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Fund and Master Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator and commodity trading advisor since June 7, 2005 and is a member in good standing of the NFA in such capacity. Its principal place of business is 60 Wall Street, New York, New York 10005, telephone number (212) 250-5883. The Managing Owner is a wholly-owned subsidiary of DB U.S. Financial Markets Holding Corporation, which is a wholly-owned, indirect subsidiary of Deutsche Bank AG. DB U.S. Financial Markets Holding Corporation has been a principal of the Managing Owner since June 7, 2005. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Fund or the Master Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Principals and Key Employees

Kevin Rich, Gregory Collett, Noam Berk and Robert Lazarus serve as the Chief Executive Officer, Chief Operating Officer, Treasurer and Compliance Officer of the Managing Owner, respectively.

The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Messrs. Rich, Collett, Berk and Lazarus.

Kevin Rich joined Deutsche Bank AG in June 2003 and serves as a Director in the Global Currency & Commodities Complex Risk Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas. Mr. Rich serves as an associated person and principal of the Managing Owner. Prior to joining Deutsche Bank, Mr. Rich was a Regional Vice President from November 2002 through May 2003 in Product Distribution for Claymore Securities, Inc. (“Claymore”), responsible for distribution of closed-end funds and unit investment trusts in the State of New York. Mr. Rich acted as an independent product development consultant prior to joining Claymore (August through October, 2002). From January 2000 through July 2002, Mr. Rich worked at Lehman Brothers, Inc. Mr. Rich served in several roles supporting the equities, fixed income and investment banking product lines. Mr. Rich received his MBA in Finance from the New York University Leonard N. Stern School of Business in 1996 and his Bachelors of Science in Business Administration from Taylor University in Upland, Indiana in 1983.

Gregory Collett served as Vice President and Counsel in the Legal Department of Deutsche Bank AG from October 2002 through June 2006, where he worked primarily with the Commodities Group to build Deutsche Bank’s power and gas trading and commodity funds businesses. Mr. Collett joined the Global Currency & Commodities Complex Risk Group in June 2006 with responsibility for providing currency and commodity based investor solutions to the DB sales force in the Americas and serves as a principal and the Chief Operating Officer of the Managing Owner. From March 2000 through October 2002, Mr. Collett was an associate with the law firm of Sidley Austin LLP in New York, and prior to that he was an attorney-advisor with the Commodity Futures Trading Commission October 1998 to February 2000. Since 2003, Mr. Collett has served on the Futures Industry Association’s Law & Compliance Executive Committee. Mr. Collett received his J.D. from George Washington University Law School in 1997 and his B.A. from Colgate University in 1993.

Noam Berk served as a Vice President in the Project and Structured Finance Group of Deutsche Bank AG from January 2000 through June 2003. Mr. Berk joined the Commodities Structuring Group of Deutsche Bank AG in June 2003. Mr. Berk has been a Director of the Commodities Structuring Group since February 2005 and is responsible for providing for a wide range of structured commodity products to Deutsche Bank’s corporate and institutional client base. Mr. Berk serves as a principal of the Managing Owner. Mr. Berk received his MBA in Finance from Columbia Business School in 1996, a Master of Arts from the University of North Carolina at Chapel Hill in 1993 and a Bachelors of Arts from Rutgers University in 1991.

Robert Lazarus joined Deutsche Bank Securities Inc. in November 2003 as a Commodities and Futures Compliance Officer. His role was expanded in June 2004 to include Foreign Exchange compliance responsibilities. Mr. Lazarus became a Director in February 2005. From March 2001 through September 2003, Mr. Lazarus was the Compliance Officer responsible for Commodities and Futures for Barclays Capital Inc. Mr. Lazarus was on sabbatical during October 2003. From January 2000 to March 2001, Mr. Lazarus held positions including, Director—Head of Exchange Traded Derivatives and also Head of Capital Markets Fixed Income Compliance at PaineWebber Inc./UBS Securities Inc. Mr. Lazarus serves as a principal of the Managing Owner. Mr. Lazarus received his B.B.A. from Bernard M. Baruch College in 1983.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund and the Master Fund.

As managing owner of the Fund and the Master Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund and the Master Fund, consistent with the terms of the Trust Declarations. A form of each of the Trust Declarations is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund and the Master Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund and the Master Fund, as set forth herein and in the Trust Declarations (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declarations provide that the Managing Owner and its affiliates shall have no liability to the Fund or the Master Fund or to any Shareholder for any loss suffered by the Fund or the Master Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund or the Master Fund, as applicable, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. The Fund and the Master Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund and the Master Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund or the Master Fund, as applicable.

Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Fund and the Master Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts.

Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund and Master Fund

The Managing Owner has made and expects to maintain an aggregate investment of $25,000 in the Fund and the Master Fund. No principal has an ownership or beneficial interest in either the Fund or the Master Fund.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund or the Master Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, and may amend the Trust Declaration of the Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in the Fund or Master Fund, are non-voting.

The Managing Owner has the right unilaterally to amend the Trust Declaration provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances—for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Fund and the Master Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Fund and the Master Fund have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declarations provide that no written obligation may be undertaken by the Fund or Master Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each of the Fund and Master Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of the Fund and the Master Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Shareholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged—although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares trade on the Amex and provide institutional and retail investors with direct access to the Fund. The Fund holds no investment assets other than Master Fund Units. The Master Fund trades with a view to tracking the Index over time, less expenses. The Fund’s Shares may be bought and sold on the Amex like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Fund’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Fund’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Fund and the Master Fund or of any material changes to the Fund or the Master Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.dbfunds.db.com. Any such notification shall include a description of Shareholders’ voting rights.

Net Asset Value

Net asset value means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open commodity futures contracts, and any other credit or debit accruing to the Master Fund but unpaid or not received by the Master Fund. All open commodity futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular commodity futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a commodity futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts traded on a non-United States exchange shall be based upon the settlement price for that particular commodity futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a commodity futures contract traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Master Fund’s commodity brokerage account is accrued at least monthly. The amount of any distribution will be a liability of the Master Fund from the day when the distribution is declared until it is paid.

Net asset value per Master Fund Unit is the net asset value of the Master Fund divided by the number of outstanding Master Fund Units. Because there is a one-to-one correlation between Shares and Master Fund Units, the net asset value per Share and the net asset value per Master Fund Unit are equal.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Managing Owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Managing Owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•	In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated).

•	The Fund becomes insolvent or bankrupt.

•	The Shareholders holding Shares representing at least a majority (over 50%)

of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•	The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of the Fund as of the close of business on any business day declines below $10 million.

•	The Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by the Fund. To the extent that the Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund and the Master Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to its capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR

The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York as the administrator of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.

The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees of 0.05% per annum are paid by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Administrator receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid indirectly by the Authorized Participants and not by the Fund or the Master Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

THE DISTRIBUTOR

The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc. or ALPS, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to NASD compliance in connection with marketing efforts; review and filing of marketing materials with the NASD; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact the Distributor toll-free in the U.S. at (877) 369-4617.

The Distributor retains all marketing materials at the offices of ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623-2577.

The Managing Owner, out of the Management Fee, pays the Distributor approximately $50,000 per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of the Fund and the Master Fund and may pay the Distributor additional compensation in consideration of the performance by the Distributor of additional marketing, distribution and ongoing support services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of the Distributor’s resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider for administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. ALPS provides distribution services and has approximately $120 billion in client assets under distribution.

Certain assistance and marketing services provided for the Fund by the Distributor will be performed using registered representatives of the Distributor who are affiliates or employees of PowerShares Capital Management LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with the Funds. PowerShares® is a registered service mark of PowerShares Capital Management LLC. PowerShares Capital Management LLC is not a sponsor or promoter of the Fund and has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Commodity Broker and the Master Fund entered into a brokerage agreement, or Brokerage Agreement. As a result the Commodity Broker:

•	acts as the clearing broker;

•	acts as custodian of the Master Fund’s assets; and

•	performs such other services for the Master Fund as the Managing Owner may from time-to-time request.

As clearing broker for the Master Fund, the Commodity Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to the Master Fund by the Commodity Broker. The Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, commodities and open or cash positions carried for the Master Fund are held as security for the Master Fund’s obligations to the Commodity Broker;

•	the margins required to initiate or maintain open positions are as from time-to-time established by the Commodity Broker and may exceed exchange minimum levels; and

•	the Commodity Broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Master Fund.

As custodian of the Master Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Master Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Master Fund.

Administrative functions provided by the Commodity Broker to the Master Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the Brokerage Agreement between the Commodity Broker and the Master Fund is in effect, the Commodity Broker will not charge the Master Fund a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee.

The Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by the Master Fund or the Commodity Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change to the Master Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

The Brokerage Agreement provides that neither the Commodity Broker nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Master Fund other than as a result of the Commodity Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.

Administration Agreement

Pursuant to the Administration Agreement among the Fund, the Master Fund and the Administrator, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by either the Fund or Master Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to either the Fund, Master Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

Both the Fund and Master Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by either the Fund or Master Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund or Master Fund, or arising out of transactions or other activities of the Fund or Master Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Fund nor Master Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of both the Fund and Master Fund, their successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, each of the Fund or Master Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund or Master Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Fund or Master Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Fund or Master Fund or its own counsel; (iv) any improper use by the Fund or Master Fund or their agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund or Master Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or Master Fund or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund or Master Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund or Master Fund; (b) the taxable nature or effect on the Fund or Master Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund or Master Fund to their shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund or Master Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York serves as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Fund and the Custodian, or Custody Agreement, the Custodian serves as custodian of all the Fund’s securities and cash at any time delivered to Custodian during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian will maintain books and records segregating the assets.

Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Fund gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any securities or cash remain in any account, Custodian may deliver to the Fund such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Fund will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Fund; provided however, that the Fund will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York serves as the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Fund and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•	Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•	The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Fund.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•	All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Fund thereunder.

•	The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund on behalf of the Fund.

•	The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement

ALPS provides certain distribution services to the Fund. Pursuant to the Distribution Services Agreement between the Fund and the Distributor, the Distributor will assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.

The date of the Distribution Services Agreement is the effective date and such Agreement will continue until two years from such date and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Fund’s Managing Owner or otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Fund’s Managing Owner or by the Distributor. The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, the Fund will indemnify the Distributor as follows:

The Fund indemnifies and holds harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, statement of additional information, Shareholder reports or other information filed or made public by the Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the Securities Act or any other statute or the common law. However, the Fund does not indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case

•	is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

•	is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, will have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon the Distributor or any such person (or after the Distributor or such person will have received notice of service on any designated agent).

However, failure to notify the Fund of any claim will not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense will be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s), defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies, other than the status of the Master Fund as a qualified PTP within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service, or IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents), in the opinion of Sidley Austin LLP, the Fund will not be classified as an association taxable as a corporation. As a result, for tax purposes, you will be treated as the beneficial owner of a pro rata portion of the interests in the Master Fund held by the Fund. The Fund intends to take the position that it is a grantor trust for Federal income tax purposes, although it is possible that the IRS might disagree and choose to treat it as a partnership or disregarded entity. While such recharacterization would impact the manner in which the Fund’s annual tax information is reported to Shareholders, it should not materially impact the timing of income or loss recognition or character of income realized by Shareholders. As described herein, the underlying Master Fund is classified as a partnership and the Fund will not under any characterization be subject to entity-level income tax. If the Fund were to be treated as a disregarded entity, Shareholders would be treated as directly owning a proportionate share of the Fund’s partnership interest in the Master Fund and would take into account their allocable share of Master Fund tax items, a result identical to that described above for treatment of the Fund as a grantor trust. If the Fund were classified as a partnership, Fund Shareholders would be treated as owning interests in a holding partnership whose only investment is an equity interest in the Master Fund. Because ownership of the Fund and Master Fund will be identical (except for the small equity interest of the Managing Owner in the Master Fund), the tax years of the two partnerships would always be the same and Shareholders in the Fund would look through to the assets and tax items of the Master Fund when determining their federal income tax liability for any particular tax year. This tax treatment is, likewise, the same as if the Fund were characterized as a grantor trust. The only impact a reclassification of the Fund would have on Shareholders is the manner in which their annual share of tax items related to the underlying Master Fund assets is reported to them. If the Managing Owner determines, based on a challenge to the Fund’s tax status or otherwise, that the existence of the Fund results or is reasonably likely to result in a material tax detriment to Shareholders, then the Managing Owner may, among other things, agree to dissolve the Fund and transfer the Master Fund interests to Shareholders in exchange for their Shares.

Status of the Master Fund

A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (“qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Master Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Master Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents) and based upon factual representations made by the Master Fund, in the opinion of Sidley Austin LLP, the Master Fund will be classified as a partnership for United States federal income tax purposes. The factual representations upon which Sidley Austin LLP has relied are: (a) the Master Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, 90% or more of the Master Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that the Master Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Master Fund for United States federal income tax purposes or whether the Master Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Master Fund’s operations and the facts existing at the time of future determinations. However, the Master Fund’s Managing Owner will use its best efforts to cause the operation of the Master Fund in such manner as is necessary for the Master Fund to continue to meet the qualifying income exception.

If the Master Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Master Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the Shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to Shareholders and the Master Fund so long as the Master Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Master Fund would be treated as a corporation for United States federal income tax purposes. If the Master Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made to the Fund would be treated as taxable dividend income, to the extent of the Master Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each Shareholder’s tax basis in its Shares, or taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Master Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on Sidley Austin LLP’s opinion that the Master Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of the Master Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Master Fund generates taxable income but does not make cash distributions. The Master Fund’s taxable year will end on December 31 unless otherwise required by law. The Master Fund will use the accrual method of accounting.

Fund Shareholders will take into account their share of ordinary income realized by the Master Fund from accruals of interest on Treasury Bills (“T-Bills”) held in the Master Fund portfolio. The Master Fund may hold T-Bills with “original issue discount”, in which case Fund Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Master Fund may also acquire T-Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Master Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. It is expected that the futures on the Index held by the Master Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Master Fund at the end of a taxable year of the Master Fund will be treated for United States federal income tax purposes as if they were sold by the Master Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Master Fund’s obligations under such contracts), must be taken into account by the Master Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, Shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Master Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Allocation of the Master Fund’s Profits and Losses

For United States federal income tax purposes, a Shareholder’s distributive share of the Master Fund’s income, gain, loss, deduction and other items will be determined by the Master Fund’s Trust Declaration, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Master Fund’s Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Master Fund’s Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Master Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Monthly Allocation and Revaluation Conventions

In general, the Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the holders of Fund Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Fund Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Master Fund’s monthly convention for allocating income and deductions. If this were to occur, the Master Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund’s assets. This will result in the allocation of items of the Master Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Master Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Master Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Master Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund’s assets based on a calculation utilizing the lowest trading price of the Master Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Master Fund’s assets at the time it acquires the Shares or (ii) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Master Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Master Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Master Fund must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Managing Owner is authorized to revise the Master Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Master Fund.

Section 754 Election

The Master Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by the Master Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Master Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Master Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Master Fund’s assets associated with all of the other Shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Master Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, if the Master Fund makes the election under Code Section 754, it is expected that the Master Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Master Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Master Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, the Master Fund will be required to obtain information regarding each holder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Master Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Master Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Master Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Master Fund Interests and its share of inside basis.

Constructive Termination

The Master Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Master Fund’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by the Master Fund (which is expected to be a fiscal year ending December 31), the early closing of the Master Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Master Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Master Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Master Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the partnership interests it is treated as owning (see “—Tax Basis in Partnership Interests” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “—Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket of Shares. If the Master Fund disposes of assets in connection with the redemption of a Basket of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Basket of Shares also may affect your share of the Master Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to you on the a sale or disposition of portfolio assets by the Master Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares, it will be treated for United States federal income tax purposes as transferring its pro rata share of the partnership interests held by the Fund. If such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the partnership interests deemed sold. The amount realized will include the U.S. Shareholder’s share of the Master Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Master Fund Units deemed sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

Tax Basis in Master Fund Units

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in the Master Fund Units it is treated as holding will be increased by (a) the U.S. Shareholder’s share of the Master Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Master Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in the Fund Shares it is treated as holding will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Master Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Master Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Master Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that Shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the Master Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Master Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Master Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees the Master Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Master Fund has not yet determined whether it will make such an election. A U.S. Shareholder’s distributive share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary Treasury regulations, income or loss from the Master Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from the Master Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, the Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Master Fund Units treated as owned by each of them as of the close of the last trading day of the preceding month. With respect to any Master Fund Unit that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Master Fund Unit (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Master Fund Unit for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to the Master Fund’s convention for allocating income and deductions. In that event, the Master Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Master Fund’s convention, the IRS may contend that taxable income or losses of the Master Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Master Fund’s Managing Owner is authorized to revise the Master Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by the Fund and the Master Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s Shares. The Master Fund will file a partnership return with the IRS and intends to issue a Schedule K-1 to the Managing Owner on behalf of the Shareholders. The Managing Owner of the Fund intends to report to you all necessary items on a tax information statement or some other form as required by law. If you hold your Shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you at a later date, but in time for you to prepare your federal income tax return. Each holder of Shares hereby agrees to allow brokers and nominees to report to the Master Fund its name and address and such other information as may be reasonably requested by the Master Fund for purposes of complying with its tax reporting obligations. We note that, given the lack of authority addressing structures similar to that of the Fund and the Master Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund and the Master Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Treasury regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Treatment of Securities Lending Transactions involving Shares

A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of Master Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Master Fund’s Trust Declaration the Managing Owner will be appointed the “tax matters partner” of the Master Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Master Fund’s Trust Declaration to notify all U.S. Shareholders of any United States federal income tax audit of the Master Fund, will have the authority under the Trust Declaration to conduct any IRS audits of the Master Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ United States federal income tax liabilities with respect to Master Fund items.

A United States federal income tax audit of the Master Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Master Fund as well as to the Master Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or the Master Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Master Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Master Fund, withheld on payments made to us or paid by us on behalf of Fund Shareholders. If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for United States federal income tax purposes, both its share of the Master Fund’s items of income and gain and also its share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from, interest or other income derived by the Master Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Master Fund or the Shareholders (1) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, the Master Fund’s material advisers could be required to maintain a list of persons investing in the Master Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder’s distributive share of the Master Fund’s income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of Shares in the Master Fund’s or such Shareholder’s distributive share of gains if such Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Master Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the interests of the Master Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

Changes made to the Code by the American Jobs Creation Act of 2004 allow RICs to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, under these new rules, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. Based on prior performance of the Index, the Master Fund anticipates that it is likely to be a qualified PTP for most tax years. Consequently, RIC investors generally should be able to treat their respective shares of the Master Fund’s net income as qualifying income and to apply the asset diversification test to their Master Fund Shares held through the Trust for purposes of these rules. However, qualification of the Master Fund as a qualified PTP depends on performance of the Master

Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future performance of the Index will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Master Fund as a qualified PTP. In a revenue ruling released on December 16, 2005, the IRS has clarified that derivative contracts owned by a RIC that provide for a total-return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. In a revenue ruling released June 2, 2006, the IRS extended the prospective application date of the original ruling from July 1, 2006 to October 1, 2006, to allow affected RICs to find alternative commodity-linked investments that will enable them to satisfy the requirements of the RIC qualification rules. The IRS interpretation set forth in such rulings, however, does not adversely affect the Master Fund’s ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in the Trust and Master Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Master Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent the Master Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Master Fund during the taxable year. In determining the unrelated debt-financed income of the Master Fund, an allocable portion of deductions directly connected with the Master Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the United States federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Master Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business.) A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

The Master Fund should not be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Master Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Fund Shares. Because the Master Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of the Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to noncorporate shareholders of Fund Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Shares.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—‘Tax-Exempt Organizations’” at page 77. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to

ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the equity interest purchased is an “insignificant participation” (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Publicly Offered Security Exception applies with respect to the Shares due to their Amex listing.

The Master Fund will be able to rely on the Insignificant Participation Exception. Because the Publicly Offered Security Exception applies to the Fund’s Shares, the Master Fund’s assets will not be “plan assets.” In turn, because the Fund and the Managing Owner are the only investors in the Master Fund and the assets of the Managing Owner are not “plan assets” either, the Master Fund will not have any plan asset investors, and therefore, qualifies for the Insignificant Participation Exception.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Authorized Participants

The Fund issues Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

The Master Fund issues Master Fund Units in Master Unit Baskets to the Fund continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlates with a Master Fund Unit issued by the Master Fund and held by the Fund.

As of the date of this Prospectus, each of Deutsche Bank Securities Inc. and Merrill Lynch Professional Clearing Corp. has executed a Participant Agreement.

Authorized Participants may offer to the public, from time to time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares of the Fund on the Amex, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed a statutory underwriter.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Managing Owner intends to qualify the Shares in certain states and through broker-dealers who are members of the NASD. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with Conduct Rule 2810 of the NASD. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to NASD Members in connection with the offering of the Shares by the Fund will not exceed 10% plus 0.5% for bona fide due diligence.

The Fund’s Shares trade on the Amex under the symbol “DBC.”

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LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund and the Master Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund.

EXPERTS

The Statement of Financial Condition of the Fund as of December 31, 2005 have been included herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in auditing and accounting.

The Statement of Financial Condition of the Master Fund as of December 31, 2005, and the related Statements of Operations, Changes in Unitholder’s Deficit, and Cash Flows for the period from May 23, 2005 (inception) through December 31, 2005 have been included herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing herein, and elsewhere upon the authority of that firm as experts in auditing and accounting.

The Consolidated Statements of Financial Condition as of March 31, 2006 (unaudited) and December 31, 2005, Consolidated Condensed Schedule of Investments as of March 31, 2006 (unaudited), Consolidated Statement of Operations, period from January 1, 2006 to March 31, 2006 (unaudited), Consolidated Statement of Changes in Shareholders’ Equity, period from January 1, 2006 to March 31, 2006 (unaudited), Consolidated Statement of Cash Flows, period from January 1, 2006 to March 31, 2006 (unaudited), and Notes to Consolidated Financial Statements (unaudited) as of March 31, 2006 of DB Commodity Index Tracking Fund and Subsidiary are unaudited. In the opinion of DB Commodity Services LLC, the Managing Owner, such unaudited statements reflect all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position.

The Statement of Financial Condition of DB Commodity Services LLC, the Managing Owner, as of December 31, 2005 and the related statements of changes in member’s capital and cash flows for the period from May 23, 2005 (inception) through December 31, 2005 have been included herein in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of that firm as experts in auditing and accounting.

The Statement of Financial Condition of DB Commodity Services LLC, the Managing Owner, as of March 31, 2006, the related statements of operations, changes in member’s capital and cash flows for the period from January 1, 2006 through March 31, 2006 included in this Prospectus is unaudited. In the opinion of DB Commodity Services LLC, such unaudited statements reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund and the Master Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION

AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Fund’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY OF

THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

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FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Commodity Index Tracking Fund:

We have audited the accompanying statement of financial condition of DB Commodity Index Tracking Fund (the Fund) as of December 31, 2005. This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Commodity Index Tracking Fund as of December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

May 17, 2006

DB COMMODITY INDEX TRACKING FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2005

Assets
Cash and cash equivalents	$1,000

Total assets	$1,000

Liabilities and Fund Capital
Fund capital:
General units—40 general units	$1,000

Total fund capital	1,000

Total liabilities and fund capital	$1,000

See accompanying notes to statement of financial condition.

DB COMMODITY INDEX TRACKING FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2005

(1)	Organization

DB Commodity Index Tracking Fund (the Fund), an indirect wholly-owned subsidiary of Deutsche Bank AG, was formed as a Delaware statutory trust on May 23, 2005, and has not commenced operations as of December 31, 2005. The Fund will offer common units of beneficial interest (the Shares). Upon inception of the Fund, 40 General Units of the Fund were issued to Deutsche Bank AG in exchange for a capital contribution of $1,000 funded on behalf of Deutsche Bank AG by DB U.S. Financial Markets Holding Corporation, a wholly owned subsidiary of Deutsche Bank AG. The 40 General Units subsequently were transferred to DB Commodity Services LLC (the Managing Owner) in consideration of the Managing Owner’s assumption of the corresponding $1,000 debt to DB U.S. Financial Markets Holding Corporation. The Managing Owner will serve the Fund as commodity pool operator, commodity trading advisor, and managing owner. Similarly, the Managing Owner will also serve the Master Fund as commodity pool operator, commodity trading advisor, and managing owner.

The proceeds of the offering of Shares will be invested in DB Commodity Index Tracking Master Fund (the Master Fund). The Master Fund will actively trade exchange-traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index™—Excess Return, or the Index, with a view to tracking the performance of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short-term fixed income securities.

The Index is intended to reflect the performance of certain commodities. The commodities comprising the Index, or the Index Commodities, are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat.

The Managing Owner and the Shareholders will share in any profits and losses of the Fund attributable to the Fund in proportion to the percentage interest owned by each.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

No provision for Federal, state, and local income taxes has been made in the accompanying statement of financial condition, as investors are individually responsible for their own income taxes.

DB COMMODITY INDEX TRACKING FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2005

(3)	The Offering of the Shares

Shares may be purchased from the Fund only by Authorized Participants in one or more blocks of 200,000 Shares, called a Basket. The Fund will accept subscriptions for Shares in Baskets only from Authorized Participants at $25 per Share ($5 million per Basket) during the initial offering period. After the initial offering period, the Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

The minimum number of Shares that must be subscribed for by Authorized Persons prior to the commencement of trading, or the Subscription Minimum, is 2,000,000 or $50 million.

Subscription funds received during the initial offering period will be deposited in an escrow account and held there until the funds are either released for investment in the Master Fund for trading purposes or returned to the payors of such funds. An Authorized Participant’s escrowed subscription funds will earn interest, which will be retained by the Fund for the benefit of all investors unless such subscription is rejected, in which case the interest attributable to such subscription amount will be paid to such Authorized Person upon the return of the subscription amount.

(4)	Operating Expenses, Organizational and Offering Costs

Pursuant to the Amended and Restated Declaration of Trust and Trust Agreement, the Master Fund has agreed to assume all of the Fund’s expenses and costs of each and every type whatsoever, although organizational and offering costs will be paid by the Managing Owner, subject to reimbursement by the Master Fund as described in the Prospectus. In addition, the Fund will rebate upfront selling commissions in an amount equal to 3.00% of the aggregate amount of all subscriptions for Shares during the initial offering period.

(5)	Termination

The term of the Fund is perpetual (unless terminated earlier in certain circumstances) as defined in the Prospectus.

(6)	Redemptions

On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid redemption order is the redemption order date.

The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in amounts equal to at least one Basket and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon, New York time, on the business day

DB COMMODITY INDEX TRACKING FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2005

immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

Redemptions will not be permitted during the initial offering period.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Administrator and the Managing Owner may from time to time agree upon.

(7)	Subsequent Event

On January 31, 2006, the Fund commenced operations with the sale of 2,000,000 Limited Shares to an Authorized Participant in exchange for $48,500,000. In addition, the Master Fund commenced operations with the sale of 2,000,000 Limited Units to the Fund in exchange for $48,500,000. After this initial offering of Limited Shares, an additional 9,400,000 Limited Shares were issued by the Fund to Authorized Participants for $218,521,276 through the period ended March 31, 2006.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Commodity Index Tracking Master Fund:

We have audited the accompanying statement of financial condition of DB Commodity Index Tracking Master Fund (the Master Fund) as of December 31, 2005, and the related statements of operations, changes in unitholder’s deficit, and cash flows for the period from May 23, 2005 (inception) through December 31, 2005. These financial statements are the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DB Commodity Index Tracking Master Fund as of December 31, 2005, and the results of its operations, changes in its unitholder’s deficit, and its cash flows for the period from May 23, 2005 (inception) through December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

May 17, 2006

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2005

Assets
Cash and cash equivalents	$1,000

Total assets	$1,000

Liabilities and Unitholder’s Deficit
Due to Deutsche Bank AG	$1,613,218

Total liabilities	1,613,218

Unitholder’s Deficit:
General Units—40 General Units	1,000
Accumulated deficit	(1,613,218)

Total unitholder’s deficit	(1,612,218)

Total liabilities and unitholder’s deficit	$1,000

See accompanying notes to financial statements.

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Operations

Period From May 23, 2005 (inception) to December 31, 2005

Expenses:
Organizational costs	$1,613,218

Net Investment Loss	1,613,218

Net Loss	$1,613,218

See accompanying notes to financial statements.

DB COMMODITY INDEX TRACKING MASTER FUND

Statement of Changes in Unitholder’s Deficit

Period From May 23, 2005 (inception) to December 31, 2005

	General Units		Accumulated Deficit	Total Unitholder’s Deficit
	Units	Amount
Balance at May 23, 2005	—	$—	—	—
Sale of General Units	40	1,000	—	1,000
Net loss	—	—	(1,613,218)	(1,613,218)

Balance at December 31, 2005	40	$1,000	(1,613,218)	(1,612,218)

See accompanying notes to financial statements.

DB COMMODITY INDEX TRACKING MASTER FUND

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Cash Flows

Period From May 23, 2005 (inception) to December 31, 2005

Cash flows from operating activities:
Net Loss	$(1,613,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in due to Deutsche Bank AG	1,613,218

Net cash used in operating activities	—

Cash flows from financing activities:
Proceeds from sale of General Units	1,000

Net cash provided by financing activities	1,000

Net change in cash and cash equivalents	1,000
Cash at May 23, 2005 (inception)	—

Cash at December 31, 2005	$1,000

See accompanying notes to financial statements.

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2005

(1)	Organization

DB Commodity Index Tracking Master Fund (the Master Fund) was formed as a Delaware statutory trust on May 23, 2005, and has not commenced operations as of December 31, 2005. The Master Fund will offer units of beneficial interest (the Units), and the sole Unitholders will be DB Commodity Index Tracking Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Managing Owner and the Unitholders will share in any profits and losses of the Master Fund attributable to the Master Fund in proportion to the percentage interest owned by each.

Upon inception of the Master Fund, 40 General Units of the Master Fund were issued to Deutsche Bank AG in exchange for a capital contribution of $1,000 funded on behalf of Deutsche Bank AG by DB U.S. Financial Markets Holding Corporation, a wholly owned subsidiary of Deutsche Bank AG. The 40 General Units subsequently were transferred to the Managing Owner in consideration of the Managing Owner’s assumption of Deutsche Bank AG’s corresponding $1,000 debt to DB U.S. Financial Markets Holding Corporation. The Managing Owner will serve the Master Fund as commodity pool operator, commodity trading advisor, and managing owner. Similarly, the Managing owner will also serve the Fund as commodity pool operator, commodity trading advisor, and managing owner.

The Master Fund will actively invest the proceeds from the offering of Units by trading exchange-traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index™—Excess Return, or the Index, with a view to tracking the performance of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short-term fixed income securities.

The Index is intended to reflect the performance of certain commodities. The commodities comprising the Index, or the Index Commodities, are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expense and disclosure of contingent assets and liabilities during the reporting period of the financial statements. Actual results could differ from those estimates.

(c)	Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

No provision for Federal, state, and local income taxes has been made in the accompanying financial statements, as investors are individually responsible for their own income taxes.

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2005

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units, called a Master Unit Basket. Master Fund Units will be offered at $25 per Master Fund Unit ($5 million per Master Unit Basket) during the initial offering period. After the initial offering period, the Master Fund will issue Master Fund Units in Master Unit Baskets only to the Fund continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the day that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Operating Expenses, Organizational and Offering Costs

Pursuant to the Amended and Restated Declaration of Trust and Trust Agreement of the Master Fund, the Master Fund has agreed to assume all of the Fund’s expenses and costs of each and every type whatsoever, although organizational and offering costs will be paid by the Managing Owner, subject to reimbursement by the Master Fund as described in the Prospectus.

(a)	Management Fee

Upon commencement of operations, the Master Fund will pay the Managing Owner a management fee, or Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of Master Fund. No separate management fee will be paid by the Fund. The Management Fee will be paid in consideration of the grant of Deutsche Bank AG’s revocable license to use Deutsche Bank AG’s name and the Index in addition to commodity futures trading advisory services.

(b)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in any month in respect of reimbursement of organizational or offering expenses exceed 0.10% per annum of the net asset value of the Master Fund as of the beginning of such month.

Should the Master Fund and the Fund not commence operations, none of the organization and offering costs will be reimbursed by the Master Fund. Organization and offering costs of $1,613,218 have been incurred by the Managing Owner on behalf of the Master Fund, which have been recorded as due to the Managing Owner on the statement of financial condition at December 31, 2005.

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2005

(c)	Brokerage Commissions and Fees

Upon commencement of operations, the Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, licensing fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker is expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.40% of the net asset value of the Master Fund in any year.

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Master Fund will pay all of the routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.05% of the net asset value of the Master Fund in any year.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses, if any, of the Fund and the Master Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(5)	Termination

The term of the Fund and the Master Fund is perpetual (unless terminated earlier in certain circumstances) as defined in the Prospectus.

(6)	Redemptions

On any business day, the Fund may place an order with the Administrator to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Administrator receives a valid redemption order is the redemption order date. The redemption procedures allow the Fund to redeem Baskets.

The redemption distribution from the Master Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Master Fund will distribute the cash redemption amount to the Fund at noon, New York time, on the business day immediately following the redemption order date.

The redemption distribution due from the Master Fund is delivered to the Fund at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Baskets to be

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2005

redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Baskets on such terms as the Master Fund and the Managing Owner may from time to time agree upon.

Redemptions will not be permitted during the initial offering period.

(7)	Subsequent Event

On January 31, 2006, the Master Fund commenced operations with the sale of 2,000,000 Limited Units to the Fund in exchange for $48,500,000. In addition, the Fund commenced operations with the sale of 2,000,000 Limited Shares to an Authorized Participant in exchange for $48,500,000. After this initial offering of Limited Shares, an additional 9,400,000 Limited Shares were issued by the Fund to Authorized Participants for $218,521,276 through the period ended March 31, 2006.

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Consolidated Statements of Financial Condition

March 31, 2006 (unaudited) and December 31, 2005

	March 31, 2006 (unaudited)	December 31, 2005
Assets
Cash and cash equivalents	$269,801,023	1,000
Futures contracts purchased	7,635,272	—

Total assets	$277,436,295	1,000

Liabilities and shareholders’ equity
Due to DB Commodity Services (“DBCS”)	$1,613,218	—
Payable for securities purchased	3,956,355	—
Management fee payable	230,033	—
Accrued expenses and other liabilities	75,465	—

Total liabilities	5,875,071	—

Shareholders’ equity
General shares
Paid in capital—40 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	1,000	1,000
Accumulated deficit	(1,561,227)	—

Total General shareholder’s equity	(1,560,227)	1,000

Limited shares
Paid in capital—11,400,000 and 0 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	267,021,276	—
Accumulated earnings	6,100,175	—

Total Limited shareholders’ equity	273,121,451	—

Total shareholders’ equity	271,561,224	1,000

Total liabilities and shareholders’ equity	$277,436,295	1,000

Net asset value per share
General shares	$(39,005.68)	$25.00
Limited shares	$23.96	Not Applicable

See accompanying notes to consolidated financial statements.

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Consolidated Condensed Schedule of Investments

March 31, 2006 (unaudited)

Description	Percentage of Net Assets	Fair Value
Futures contracts purchased
Aluminum	0.21%	$577,061
Corn	0.41	1,117,583
Crude Oil	1.34	3,638,140
Gold	0.42	1,128,344
Heating Oil	0.84	2,274,403
Wheat	(0.41)	(1,100,259)

Total futures contracts purchased	2.81%	$7,635,272

See accompanying notes to consolidated financial statements.

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Consolidated Statement of Operations,

Period From January 1, 2006 to March 31, 2006 (unaudited)

Investment Income—Interest	$1,138,937

Expenses
Management fee	230,033
Brokerage commissions	62,358
Administrative expenses	12,107

Total expenses	304,498

Net investment income	834,439

Realized and Unrealized Gain (Loss) on Investments
Net realized loss on futures	(2,317,545)
Net unrealized appreciation on futures	7,635,272

Net realized and unrealized gain on investments	5,317,727

Net Income	$6,152,166

See accompanying notes to consolidated financial statements.

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Consolidated Statement of Changes in Shareholders’ Equity,

Period From January 1, 2006 to March 31, 2006 (unaudited)

	General Shares				Limited Shares				Total
	General Shares		Accumulated Deficit	Total General Shareholder’s Equity (deficit)	Limited Shares		Accumulated Earnings	Total Limited Shareholders’ Equity	Total Shareholders’ Equity (deficit)
	Shares	Amount			Shares	Amount
Balance at December 31, 2005	40	$1,000	—	1,000	—	—	—	—	1,000
Sale of Limited Shares	—	—	—	—	11,400,000	268,521,276	—	268,521,276	268,521,276
Upfront selling commissions on Limited Shares	—	—	—	—	—	(1,500,000)	—	(1,500,000)	(1,500,000)
Consolidation of the Master Fund upon acquisition of Master Fund Limited Units	—	—	(1,613,218)	(1,613,218)	—	—	—	—	(1,613,218)
Net income:
Net investment income	—	—	(11)	(11)	—	—	834,450	834,450	834,439
Net realized loss on futures	—	—	31	31	—	—	(2,317,576)	(2,317,576)	(2,317,545)
Net unrealized appreciation on futures	—	—	(103)	(103)	—	—	7,635,375	7,635,375	7,635,272

Net income	—	—	(83)	(83)	—	—	6,152,249	6,152,249	6,152,166
Allocation of organization and offering costs to the General Shares	—	—	52,074	52,074	—	—	(52,074)	(52,074)	—

Balance at March 31, 2006	40	$1,000	(1,561,227)	(1,560,227)	11,400,000	267,021,276	6,100,175	273,121,451	271,561,224

See accompanying notes to consolidated financial statements.

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Consolidated Statement of Cash Flows,

Period From January 1, 2006 to March 31, 2006 (unaudited)

Net Income	$6,152,166
Adjustments to reconcile net income to net cash provided by operating activities:

Increase in operating assets:
Net unrealized appreciation on futures contracts purchased	(7,635,272)
Increase in operating liabilities:
Payable for securities purchased	3,956,355
Management fee payable	230,033
Accrued expenses and other liabilities	75,465

Net cash provided by operating activities	2,778,747

Cash flows from financing activities:
Net proceeds from sale of limited shares	267,021,276

Net cash provided by financing activities	267,021,276

Net change in cash and cash equivalents	269,800,023

Cash and cash equivalents at January 1, 2006	1,000

Cash and cash equivalents at March 31, 2006	$269,801,023

Supplemental disclosure of non-cash activity:
Assumption of liability due to DBCS upon acquisition of Master Fund Units	$1,613,218

See accompanying notes to consolidated financial statements.

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

March 31, 2006

(1)	Organization

DB Commodity Index Tracking Fund (the Tracking Fund) and its subsidiary, DB Commodity Index Tracking Master Fund (the Master Fund), were formed as Delaware statutory trusts on May 23, 2005, and commenced operations on January 31, 2006 with the initial offering of 2,000,000 Limited Shares to an Authorized Participant of the Tracking Fund in exchange for $48,500,000. The Tracking Fund commenced trading on the American Stock Exchange on February 3, 2006. After the initial offering of the Shares, an additional 9,400,000 Limited Shares were issued to Authorized Participants for $218,521,276 through the period ended March 31, 2006. The Tracking Fund and the Master Fund, collectively, are referred to herein as the Fund.

The Tracking Fund offers common shares of beneficial interest (the Limited Shares) to Authorized Participants. The proceeds from the offering of Limited Shares are invested in the Master Fund. The Master Fund invests the proceeds from the offering of Limited Shares by trading exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index™—Excess Return, or the Index, with a view to tracking the performance of the Index over time. The Master Fund holds United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin.

The Index is intended to reflect the performance of certain commodities. The commodities comprising the Index, or the Index Commodities, are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The term of the Fund is perpetual (unless terminated earlier in certain circumstances) as defined in the Prospectus.

DB Commodity Services LLC, a Delaware limited liability company, is the Managing Owner (DBCS or the Managing Owner) of the Tracking Fund and the Master Fund. The Managing Owner serves the Tracking Fund and Master Fund as commodity pool operator, commodity trading advisor, and managing owner, and is a wholly-owned subsidiary of Deutsche Bank AG.

Deutsche Bank Securities Inc., a Delaware corporation, serves as the Master Fund’s clearing broker (the Commodity Broker). The Commodity Broker is also a wholly-owned subsidiary of Deutsche Bank AG. In its capacity as clearing broker, the Commodity Broker will execute and clear each of the Master Fund’s futures transactions and will perform certain administrative services for the Master Fund.

The Bank of New York has been appointed by the Managing Owner as the Administrator of the Master Fund and Tracking Fund.

The Fund’s Prospectus should be read in conjunction with these financial statements. Capitalized terms not herein defined have the meaning as defined in the Prospectus.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation and Consolidation

The financial statements of the Fund have been prepared using U.S. generally accepted accounting principles, and they include the financial statement balances of the Tracking Fund and the Master Fund. Upon the initial offering of the Limited Shares on January 31, 2006, the capital raised by the Tracking Fund was used to purchase 100% of the Limited Units of the Master Fund. The Master Fund’s Limited Units owned by the Tracking Fund provide the Tracking Fund and its investors certain controlling rights and abilities (as defined in the Financial Accounting Standards Board Emerging Issues Task Force Abstracts Issue No. 04-5, “Determining Whether a General Partner as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners have Certain Rights” (EITF 04-05)) over the Master Fund. Consequently, the financial statement balances of the Master Fund have been

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

March 31, 2006

consolidated with the Tracking Fund’s financial statement balances beginning January 31, 2006 (date of original issuance of Limited Shares), and all significant inter-company balances and transactions have been eliminated.

(b)	Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expense and disclosure of contingent assets and liabilities during the reporting period of the financial statements. Actual results could differ from those estimates.

(c)	Cash and cash equivalents

The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

No provision for Federal, state, and local income taxes has been made in the accompanying financial statements, as investors are individually responsible for their own income taxes.

(e)	Investments in Futures Contracts

All commodity interests (being derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date basis and open contracts are recorded in the statement of financial condition at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available. Realized gains (losses) and changes in unrealized gains (losses) on open positions are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on futures.

Interest is recognized on the accrual basis when earned.

(3)	Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The financial instruments used by the Fund are commodity futures, whose values are based upon an underlying asset and generally represent future commitments to have a reasonable possibility to be settled in cash or through physical delivery. These instruments are traded on an exchange and are standardized contracts.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including fluctuations in commodity prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and the Managing Owner was unable to offset such positions, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of an exchange clearinghouse to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

March 31, 2006

the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of assets and liabilities and not represented by the contract or notional amounts of the instruments.

The Managing Owner monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow the Fund’s Managing Owner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures positions by sector, margin requirements, gain and loss transactions, and collateral positions.

(4)	Share Purchases and Redemptions

Limited Shares may be purchased from the Tracking Fund only by Authorized Participants in one or more blocks of 200,000 Shares, called a Basket. The Tracking Fund issues Limited Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Tracking Fund, at the net asset value of 200,000 Limited Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Tracking Fund.

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual shareholders may not redeem directly from the Tracking Fund. Instead, individual shareholders may only redeem Limited Shares in amounts equal to at least one Basket and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book entry system to the Tracking Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Tracking Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Index Currencies are traded, whichever is later, on the redemption order date. The Tracking Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

The redemption distribution due from the Tracking Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Tracking Fund’s DTC account has been credited with the Baskets to be redeemed. If the Tracking Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

March 31, 2006

extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Tracking Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Tracking Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Administrator and the Managing Owner may from time to time agree upon.

(5)	Profit and Loss Allocations and Distributions

Pursuant to the Amended and Restated Declaration of Trust and Trust Agreement of the Master Fund, upon commencement of operations income and expenses are allocated pro rata to the General and Limited Shareholders monthly based on their respective percentage interests as of the close of the last trading day of the preceding month. Any losses allocated to the Managing Owner (the owner of the General shares) which are in excess of the Managing Owner's capital balance (not including any allocation related to the reimbursement of organization and offering costs discussed in footnote 6(b) below) will be allocated to the Limited Shareholders in accordance with their respective interest in the Master Fund as a percentage of the total shareholders’ equity. Distributions (other than redemption of units) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the shareholders.

(6)	Operating Expenses, Organizational and Offering Costs

Pursuant to the Amended and Restated Declaration of Trust and Trust Agreement of the Master Fund, the Master Fund has agreed to assume all of the Tracking Fund’s expenses and costs of each and every type whatsoever, although organizational and offering costs have been paid by the Managing Owner, subject to reimbursement by the Master Fund as described in the Prospectus, and discussed below.

(a)	Management Fee

The Master Fund pays the Managing Owner a management fee, or Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of Master Fund. No separate management fee is paid by the Tracking Fund. The Management Fee is paid in consideration of the grant of Deutsche Bank AG’s revocable license to use Deutsche Bank AG’s name and the Index in addition to commodity futures trading advisory services. For the period January 1, 2006 through March 31, 2006, management fees amounted to $230,033, all of which was payable to the Managing Owner as of March 31, 2006.

(b)	Organization and Offering Expenses

During the initial offering period an upfront selling commission in an amount equal to 3% was paid to the Authorized Participants. The total cost of selling commissions amounted to $1,500,000 based on an initial public offering of 2,000,000 Limited Shares at $25 per share. These offering costs have been charged directly to shareholders’ equity.

In addition to the upfront selling commissions, other expenses incurred in connection with organizing the Fund and the initial offering of the Limited Shares were paid by the Managing Owner. These are

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

March 31, 2006

subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund’s trading operations. These costs were subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Limited Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner. If the Tracking Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in any month in respect of reimbursement of organizational or offering expenses exceed 0.10% per annum of the net asset value of the Master Fund as of the beginning of such month.

Organization and offering costs incurred prior to commencement of operations in connection with the organizing and initial offering of the Limited Shares of $1,613,218 were incurred by the Managing Owner on behalf of the Master Fund. Upon the acquisition of the Master Fund Limited Units by the Tracking Fund at commencement of operations, this liability was consolidated onto the consolidated statement of financial condition of the Fund.

In order to reflect the reimbursement of organization and offering costs from the Fund to the Managing Owner, the General Shares will receive an allocation of the Limited Shareholders’ equity in an amount equal to each month’s payment amount by the Fund to the Managing Owner. During the period from January 1, 2006 through March 31, 2006, $52,074 was allocated to the General Shares for the reimbursement of organizational and offering costs by the Fund. This amount was paid during April 2006 and the liability due to the Managing Owner was reduced accordingly at that time. Pursuant to the profit and loss allocation agreement in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Fund discussed above in footnote 5, $83 in losses were allocated to the Managing Owner representing its respective proportion of the loss during the three months ended March 31, 2006, resulting in a total net allocation to the General Shares of $51,991.

(c)	Brokerage Commissions and Fees

The Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, licensing fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.20% of the net asset value of the Master Fund in any year.

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Master Fund pays all of the routine operational, administrative and other ordinary expenses of the Tracking Fund and the Master Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.05% of the net asset value of the Master Fund in any year.

DB COMMODITY INDEX TRACKING FUND AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

March 31, 2006

(7)	Financial Highlights

The Fund is presenting the following financial highlights related to investment performance and operations in accordance with the American Institute of Certified Public Accountants Audit and Accounting Guide, Investment Companies. These financial highlights include the total return and net investment income and expense ratios for the period from January 1, 2006 through March 31, 2006 and are applicable to the Limited Shareholders, as follows:

Total Return
Total Return	(4.16)%

Ratio to average Limited Shareholders’ equity
Total expenses	1.26%
Allocation of Limited Shareholders’ equity for organization and offering costs	0.22%

Total expenses after allocation of Limited Shareholders’ equity for organization and offering costs	1.48%

Net investment income	3.45%
Allocation of Limited Shareholders’ equity for organization and offering costs	(0.22)%

Net investment income after allocation of Limited Shareholders’ equity for organization and offering costs	3.23%

Net asset value per Limited Share, beginning of period	$—

Initial offering price per Limited Share	25.00
Offering Costs	(0.75)

Realized and unrealized loss on investments	(0.38)
Net investment income	0.09

Net decrease in net assets from operations	(0.29)

Net asset value per share, end of period	$23.96

Financial highlights are calculated for the Limited Shareholders taken as a whole. The net investment income and total expense ratios are calculated as a percentage of average Limited Shareholders’ equity for the period from January 1, 2006 through March 31, 2006. The net investment income and total expense ratios have been annualized and are shown gross and net of the allocation of Limited Shareholders’ equity for organization and offering costs. The total return is based on the change in net asset value of the Limited Shares during the period from January 1, 2006 through March 31, 2006. An individual investor’s return and ratios may vary based on the timing of capital transactions.

Independent Auditors’ Report

The Unit holder

DB Commodity Services LLC:

We have audited the accompanying statement of financial condition of DB Commodity Services LLC (the Company) as of December 31, 2005, and the related statements of changes of member’s capital and cash flow for period from May 23, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DB Commodity Services LLC as of December 31, 2005, and changes in its member’s capital and its cash flows for the period from May 23, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

New York, New York

July 7, 2006

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2005

Assets
Cash and cash equivalents	$50,000
Investment in DB Commodity Index Tracking Fund	1,000
Investment in DB Commodity Index Tracking Master Fund	1,000

Total assets	$52,000

Liabilities and Member’s Capital
Liabilities:
Due to Deutsche Bank U.S. Financial Markets Holding Corporation	2,000

Member’s Capital:	50,000

Total member’s capital	50,000

Total liabilities and member’s capital	$52,000

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Changes in Member’s Capital

Period from May 23, 2005 through December 31, 2005

Member’s Capital, May 23, 2005	$—
Capital contribution from Deutsche Bank U.S. Financial Markets Holding Corporation	50,000

Member’s capital, December 31, 2005	$50,000

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Cash Flows

Period from May 23, 2005 through December 31, 2005

Cash flows from operating activities:
Increase in due to Deutsche Bank U.S. Financial Markets Holding Corporation	$2,000

Net cash provided by operating activities	2,000

Cash flows from investing activities:
Payment for investments in the Fund and Master Fund	(2,000)

Net cash used in investing activities	(2,000)

Cash flows from financing activities:
Capital contribution from Deutsche Bank U.S. Financial Markets Holding Corporation	50,000

Net cash provided by investing activities	50,000

Net change in cash and cash equivalents	50,000

Cash at May 23, 2005	—

Cash at December 31, 2005	$50,000

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2005

(1)	Organization and Basis of Presentation

DB Commodity Services LLC (the Company, or the Managing Owner), a Delaware limited liability company, was formed on May 23, 2005, and is a wholly owned subsidiary of Deutsche Bank AG. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company serves as the managing owner of DB Commodity Index Tracking Fund (the Fund) and DB Commodity Index Tracking Master Fund (the Master Fund) and is also the commodity pool operator and commodity trading advisor for the Master Fund and the Fund.

It is Deutsche Bank AG’s intention to launch a series of commodities and currencies index based funds and master funds for which the Company will be the Managing Owner.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. As the Company does not have any revenues or expenses during the period from May 23, 2005 through December 31, 2005, a statement of operations is not presented herein.

(b)	Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses and disclosure of contingent assets and liabilities during the reporting period of the financial statements. Actual results could differ from those estimates.

(c)	Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Company is a disregarded entity (single-member limited liability company not electing to be taxed as a corporation) for U.S. tax purposes. It’s taxable income is therefore included in the same tax return as that of its owner member and not subject to separate taxation.

(e)	Related Party Transactions

Upon commencement of operations of the Master Fund, the Master Fund will pay the Managing owner a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of the Master Fund. No separate management fee is paid by the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Fund’s shares (the Shares) will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2005

36 months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner or Deutsche Bank AG. If the Fund and the Master Fund terminate before the Managing Owner or Deutsche Bank AG have been fully reimbursed for any of the foregoing expenses, the Managing Owner or Deutsche Bank AG will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner or Deutsche Bank AG in respect of reimbursement of organizational or offering expenses exceed 0.50% per annum of the net asset value of the Master Fund.

Should the Master Fund or the Fund not commence operations, none of the organization and offering costs will be reimbursed by the Master Fund. As of December 31, 2005, approximately $1,613,218 of organization costs has been incurred by Deutsche Bank AG. The organization costs will be transferred to the Managing Owner once the Master Fund and the Fund commence operations after the year end.

Upon inception of the Fund and the Master Fund, 40 General Units of each of the Fund and the Master Fund were issued to Deutsche Bank AG in exchange for a capital contribution of $1,000 to the Fund and $1,000 to the Master Fund funded on behalf of Deutsche Bank AG by Deutsche Bank U.S. Financial Markets Holding Corporation, a wholly owned subsidiary of Deutsche Bank AG. The General Units subsequently were transferred to the Managing Owner in consideration of the Managing Owner’s assumption of the corresponding $2,000 debt to Deutsche Bank U.S. Financial Markets Holding Corporation.

It is Deutsche Bank AG’s intention to launch a number of similar funds in which the Company will be the Managing Owner and the structure and process of launch described above will be similar.

(3)	Subsequent events

On January 31, 2006, the DB Commodity Index Master Fund commenced operations with the sale of 2,000,000 Limited Units to the Fund in exchange for $48,500,000. In addition to the initial launch, the Fund commenced operations with the sale of 2,000,000 Limited Shares to an Authorized Participant in exchange for $48,500,000. As a result of this launch, the Company no longer held a majority stake in the fund. After this initial offering of Limited Shares, an additional 9,400,000 Limited Shares were issued by the Fund to Authorized Participants for $458,015,414 through the period ended May 31, 2006.

On April 12, 2006 the Managing Owner contributed $1,000 in capital to both DB Currency Index Value Fund and DB Currency Index Value Master Fund. These contributions were made to create a similar fund structure to the DB Commodity Index Fund, for the DB Currency Index Value Fund. The fund has not commenced operations.

On March 2, 2006, DB Commodity Index Tracking Fund filed an 8-K to affect a change to the organization costs being reimbursed to the Managing Owner, which reduced the cap on the aggregate amount of payments by the Master Fund to the Managing Owner or Deutsche Bank AG in respect of reimbursement of organizational or offering expenses from 0.5% per annum to 0.1% per annum.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition (unaudited)

March 31, 2006

Assets
Cash and cash equivalents	$48,000
Receivable from DB Commodity Index Tracking Master Fund	1,907,432
Investment in DB Commodity Index Tracking Fund	1,000
Investment in DB Commodity Index Tracking Master Fund	1,000

Total assets	$1,957,432

Liabilities and Member’s Capital
Liabilities:
Payable to DBAG	$1,613,218
Administration fees payable	105,345

Total Liabilities	1,718,563
Member’s Capital:
Member’s capital	50,000

Accumulated earnings	188,869

Total member’s capital	238,869

Total liabilities and member’s capital	$1,957,432

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Operations (unaudited)

Period from January 1, 2006 through March 31, 2006

For the Period January 1, 2006 through March 31, 2006
Income
Management fees	$294,214

Reimbursed organization costs from DB Commodity Index Master Fund	1,613,218
Total Income	1,907,432
Expenses
Administration costs	105,345

Transfer of organization costs from DBAG, paid on behalf of DB Commodity Index Master Fund	1,613,218

Total Expenses	1,718,563

Net Income	188,869

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Changes in Member’s Capital (unaudited)

Period from January 1, 2006 through March 31, 2006

Member’s capital, January 1, 2006:	$50,000
Net income	188,869

Member’s capital, March 31, 2006	$238,869

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Cash Flows (unaudited)

Period from January 1, 2006 through March 31, 2006

Cash flows from operating activities:
Net Income	188,869

Increase in due to DBAG London	1,613,218
Increase in administrative cost accrual	105,345
Increase in due from DB Commodity Index Master Fund	(1,907,432)
Net cash inflow from operating activities	—
Cash at January 1, 2006	48,000

Cash at March 31, 2006	$48,000

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition (unaudited)

March 31, 2006

(1)	Organization and Basis of Presentation

DB Commodity Services LLC (the Company, or the Managing Owner), a Delaware limited liability company, was formed on May 23, 2005, and is a wholly owned subsidiary of Deutsche Bank AG. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company serves as the managing owner of DB Commodity Index Tracking Fund (the Fund) and DB Commodity Index Tracking Master Fund (the Master Fund) and is also the commodity pool operator and commodity trading advisor for the Master Fund and the Fund.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

(b)	Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses and disclosure of contingent assets and liabilities during the reporting period of the financial statements. Actual results could differ from those estimates.

(c)	Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Company is a disregarded entity (single-member limited liability company not electing to be taxed as a corporation) for U.S. tax purposes. Its taxable income is therefore included in the same tax return as that of its owner member and not subject to separate taxation.

(e)	Related Party Transactions

The Master Fund, will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of the Master Fund. No separate management fee is paid by the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Fund’s shares (the Shares) will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months following the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition (unaudited)

March 31, 2006

period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner or Deutsche Bank AG. If the Fund and the Master Fund terminate before the Managing Owner or Deutsche Bank AG have been fully reimbursed for any of the foregoing expenses, the Managing Owner or Deutsche Bank AG will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner or Deutsche Bank AG in respect of reimbursement of organizational or offering expenses exceed 0.10% per annum of the average daily net asset value of the Master Fund.

Upon inception of the Fund and the Master Fund, 40 General Units of each of the Fund and the Master Fund were issued to Deutsche Bank AG in exchange for a capital contribution of $1,000 to the Fund and $1,000 to the Master Fund funded on behalf of Deutsche Bank AG by DB U.S. Financial Markets Holding Corporation, a wholly owned subsidiary of Deutsche Bank AG. The General Units subsequently were transferred to the Managing Owner in consideration of the Managing Owner’s assumption of the corresponding $2,000 debt to DB U.S. Financial Markets Holding Corporation, which will be remitted to DB U.S. Financial Markets Holding Corporation by the Managing Owner upon commencement of operations of the Fund and the Master Fund.

It is Deutsche Bank AG’s intention to launch a number of similar funds in which the Company will be the Managing Owner and the structure and process of launch described above will be similar.

(3)	Subsequent Events

On January 31, 2006, the DB Commodity Index Master Fund commenced operations with the sale of 2,000,000 Limited Units to the Fund in exchange for $48,500,000. In addition to the initial launch, the Fund commenced operations with the sale of 2,000,000 Limited Shares to an Authorized Participant in exchange for $48,500,000. As a result of this launch, the Company no longer held a majority stake in the Fund. After this initial offering of Limited Shares, an additional 9,400,000 Limited Shares were issued by the Fund to Authorized Participants for $458,015,414 through the period ended May 31, 2006.

On April 12, 2006 the Managing Owner contributed $1,000 in capital to both DB Currency Index Value Fund and DB Currency Index Value Master Fund. These contributions were made to create a similar fund structure to the DB Commodity Index Fund, for the DB Currency Index Value Fund. The fund has not commenced operations.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

POWERSHARES DB COMMODITY INDEX TRACKING FUND

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See “ The Risks You Face” beginning at page 18 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE

DOCUMENT AND A STATEMENT OF ADDITIONAL

INFORMATION. THESE PARTS ARE BOUND

TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION

[            ] [        ], 2006

DB Commodity Services LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO

DEUTSCHE BANK AG

Deutsche Bank AG is a banking company with limited liability incorporated under the laws of the Federal Republic of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D-60325 Frankfurt am Main. Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank, founded in 1870. The merger and the name were entered in the Commercial Register of the District Court in Frankfurt am Main on May 2, 1957.

Deutsche Bank AG is the parent company of the Deutsche Bank Group, consisting of banks, capital market companies, fund management companies and a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has over 1,500 branches and offices engaged in banking business and other financial businesses worldwide.

The objectives of Deutsche Bank AG, as set forth in its Articles of Association, include the transaction of all kinds of banking businesses, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote the objectives of Deutsche Bank AG, in particular, to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

The activities of the Deutsche Bank Group include traditional deposit-taking and lending business for private clients, corporate and public sector entities, including mortgage lending, payment transactions, securities brokerage for customers, asset management, investment banking, project finance, structured finance, foreign trade finance, money and foreign exchange dealing, building savings business (Bauspargeschäft), as well as cash management, payment and securities settlement, and payment cards and point-of-sale services.

As of December 31, 2005, the issued share capital of Deutsche Bank AG amounted to euro 1,392,266,870, consisting of 543,854,246 ordinary registered shares without par value. These shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges. They are also listed on the stock exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo and Vienna and on the Swiss Exchange.

As of December 31, 2005, the Deutsche Bank Group had total assets of euro 992.2 billion, total liabilities of euro 962.3 billion and shareholders’ equity of euro 29.9 billion. Please refer to Deutsche Bank AG’s Annual Report on Form 20-F, which is incorporated by reference herein, for additional financial information and financial statements relating to the Issuer.

Deutsche Bank AG London is the London branch of Deutsche Bank AG. Deutsche Bank AG, New York branch, is the New York branch of Deutsche Bank AG and operates pursuant to license issued by the Superintendent of Banks of the State of New York on July 14, 1978.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2005 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2005 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See “The Risk You May Face—Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.”

Speculative Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures interests contracts.

Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You May Face—Possible Illiquid Markets May Exacerbate Losses.”

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund and the Master Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund and the Master Fund. The Fund and the Master Fund themselves are not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund and the Master Fund themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Master Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by PowerShares DB Commodity Index Tracking Fund (the “Fund”) and DB Commodity Services LLC (the “Managing Owner”). The Fund and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Fund and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, the Commodity Broker, administrators, auditors and the legal advisers of the Fund. Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Fund.

P-1

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee	$235,400
National Association of Securities Dealers, Inc. Filing Fee	75,500
Printing Expenses	446,654
Fees of Certified Public Accountants	406,750
Fees of Counsel	1,530,000
Miscellaneous Offering Costs	0
Total	$2,694,304

Item 14. Indemnification of Directors and Officers.

Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of each of the Fund and the Master Fund filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under each Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Fund or the Master Fund, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund or the Master Fund, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Fund or the Master Fund, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Fund or the Master Fund, as the case may be, and such liability or loss was not the result of negligence, misconduct, or a breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under either Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the Fund or the Master Fund, as the case may be.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document
4.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant***

4.1.1	Amendment No. 1 to Amended and Restated Declaration of Trust and Trust Agreement of the Registrant

4.1.2	Amendment No. 2 to Amended and Restated Declaration of Trust and Trust Agreement of the Registrant

4.1.3	Amendment No. 3 to Amended and Restated Declaration of Trust and Trust Agreement of the Registrant

4.2	Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant****

4.2.1	Amendment No. 1 to Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant

4.2.2	Amendment No. 2 to Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant

4.3	Form of Participant Agreement**

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Opinion of Richards, Layton & Finger as to legality

8.1	Opinion of Sidley Austin LLP as to income tax matters

10.1	Form of Escrow Agreement****

10.2	Form of Customer Agreement between DB Commodity Index Tracking Master Fund and Deutsche Bank Securities Inc.*

10.3	Form of Administration Agreement*

10.4	Form of Global Custody Agreement*

10.5	Form of Transfer Agency and Service Agreement*

10.6	Form of Distribution Services Agreement*

23.1	Consent of Sidley Austin LLP is included as part of Registration Statement

23.2	Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.3	Consent of Sidley Austin LLP as tax counsel is included as part of Registration Statement

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, is included as part of Registration Statement

*Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on August 5, 2005 and incorporated herein by reference.

**Previously filed as an exhibit to Pre-Effective Amendment No. 3 to Form S-1 on September 13, 2005 and incorporated herein by reference.

***Previously filed as an exhibit to Pre-Effective Amendment No. 4 to Form S-1 on October 26, 2005 and incorporated herein by reference.

****Previously filed as an exhibit to Pre-Effective Amendment No. 5 to Form S-1 on December 21, 2005 and incorporated herein by reference.

(b) The following financial statements are included in the Prospectus:

(1)	DB Commodity Index Tracking Fund

(i)	Report of Independent Registered Public Accounting Firm dated May 17, 2006

(ii)	Statement of Financial Condition dated December 31, 2005

(iii)	Notes to Statement of Financial Condition

(2)	DB Commodity Index Tracking Master Fund

(i)	Report of Independent Registered Public Accounting Firm dated May 17, 2006

(ii)	Statement of Financial Condition dated December 31, 2005

(iii)	Statement of Operations for the period from May 23, 2005 (inception) through December 31, 2005

(iv)	Statement of Changes in Unitholder’s Deficit for the period from May 23, 2005 (inception) through December 31, 2005

(v)	Statement of Cash Flows for the period from May 23, 2005 (inception) through December 31, 2005

(vi)	Notes to Statement of Financial Condition

(3)	DB Commodity Index Tracking Fund and Subsidiary

(i)	Consolidated Statements of Financial Condition March 31, 2006 (unaudited) and December 31, 2005

(ii)	Consolidated Condensed Schedule of Investments March 31, 2006 (unaudited)

(iii)	Consolidated Statement of Operations, period from January 1, 2006 to March 31, 2006 (unaudited)

(iv)	Consolidated Statement of Changes in Shareholders’ Equity, period from January 1, 2006 to March 31, 2006 (unaudited)

(v)	Consolidated Statement of Cash Flows, period from January 1, 2006 to March 31, 2006 (unaudited)

(vi)	Notes to Consolidated Financial Statements (unaudited) March 31, 2006

(4)	DB Commodity Services LLC

(i)	Independent Auditor’s Report dated July 7, 2006

(ii)	Statement of Financial Condition December 31, 2005

(iii)	Statement of Changes in Member’s capital for the period from May 23, 2005 (inception) through December 31, 2005

(iv)	Statement of Cash Flows for the period from May 23, 2005 (inception) through December 31, 2005

(v)	Notes to Statement of Financial Condition

(vi)	Statement of Financial Condition (unaudited) March 31, 2006

(vii)	Statement of Operations (unaudited) for the period from January 1, 2006 through March 31, 2006

(viii)	Statement of Changes in Member’s Capital (unaudited) for the period from January 1, 2006 through March 31, 2006

(ix)	Statement of Cash Flows (unaudited) for the period from January 1, 2006 through March 31, 2006

(x) Notes to Statement of Financial Condition (unaudited)

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S– 3 or Form F– 3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and Co-Registrant have duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 10th day of August, 2006.

PowerShares DB Commodity Index Tracking Fund

By:	DB Commodity Services LLC, its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

DB Commodity Index Tracking Master Fund

By:	DB Commodity Services LLC, its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and Co-Registrant in the capacities and on the date indicated.

DB Commodity Services LLC,

Managing Owner Of Registrant

and Co-Registrant

/s/ KEVIN RICH Name: Kevin Rich	Director and Chief Executive Officer (Principal Executive Officer)	August 10, 2006

/s/ GREGORY COLLETT Name: Gregory Collett	Chief Operating Officer	August 10, 2006

/s/ NOAM BERK Name: Noam Berk	Director and Treasurer (Principal Financial Officer)	August 10, 2006

/s/ ROBERT LAZARUS Name: Robert Lazarus	Director	August 10, 2006

(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of DB Commodity Services LLC)

DB Commodity Services LLC,

Managing Owner Of Registrant

and Co-Registrant

/s/ KEVIN RICH Name: Kevin Rich	Director and Chief Executive Officer (Principal Executive Officer)	August 10, 2006

/s/ GREGORY COLLETT Name: Gregory Collett	Chief Operating Officer	August 10, 2006

/s/ NOAM BERK Name: Noam Berk	Director and Treasurer (Principal Financial Officer)	August 10, 2006

/s/ ROBERT LAZARUS Name: Robert Lazarus	Director	August 10, 2006